                                                                   Exhibit 10.28

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                      AMONG

                       MHC OPERATING LIMITED PARTNERSHIP,
                        AN ILLINOIS LIMITED PARTNERSHIP,
                                  AS BORROWER,

                       EQUITY LIFESTYLE PROPERTIES, INC.,
                             A MARYLAND CORPORATION,
                                 AS A GUARANTOR,

                                   MHC TRUST,
                    A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                 AS A GUARANTOR

                                MHC T1000 TRUST,
                    A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                 AS A GUARANTOR

                                       AND

                             WELLS FARGO BANK, N.A.,
                                    AS LENDER

                            DATED AS OF JULY 14, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS...................................................     1

1.01    Certain Defined Terms............................................     1
1.02    Computation of Time Periods......................................    21
1.03    Terms............................................................    21
1.04    Interrelationship With the Existing Loan Agreement...............    21

ARTICLE II. LOANS........................................................    22

2.01    Loan Advances and Repayment......................................    22
2.02    Borrowing and Interest Rate Election Authorization...............    23
2.03    Interest on the Loans............................................    24
2.04    Fees.............................................................    28
2.05    Payments.........................................................    28
2.06    Increased Capital................................................    29
2.07    Notice of Increased Costs........................................    29
2.08    Funds Transfer Disbursements.....................................    30

ARTICLE III. EXTENSION OPTION............................................    30

3.01    Extension Option.................................................    30

ARTICLE IV. CONDITIONS TO LOANS..........................................    31

4.01    Intentionally Omitted............................................    31
4.02    Conditions Precedent to All Loans................................    31

ARTICLE V. REPRESENTATIONS AND WARRANTIES................................    32

5.01    Representations and Warranties as to Borrower....................    32
5.02    Representations and Warranties as to the REIT....................    37
5.03    Representations and Warranties as to MHC Trust...................    40
5.04    Representations and Warranties as to T1000 Trust.................    42

ARTICLE VI. REPORTING COVENANTS..........................................    43

6.01    Financial Statements and Other Financial and
        Operating Information............................................    43
6.02    Press Releases; SEC Filings and Financial Statements.............    45
6.03    Environmental Notices............................................    46
6.04    Qualifying Unencumbered Properties...............................    46

ARTICLE VII. AFFIRMATIVE COVENANTS.......................................    46

7.01    With respect to Borrower:........................................    46
7.02    With respect to the REIT:........................................    49
7.03    With respect to MHC Trust:.......................................    50

ARTICLE VIII. NEGATIVE COVENANTS.........................................    50

8.01    With respect to Borrower:........................................    50
8.02    With respect to the REIT:........................................    55
8.03    With respect to MHC Trust:.......................................    57
8.04    With respect to T1000 Trust......................................    58

ARTICLE IX. FINANCIAL COVENANTS..........................................    59

9.01    Total Liabilities to Gross Asset Value...........................    59
9.02    EBITDA to Fixed Charges Ratio....................................    59
9.03    Unencumbered Net Operating Income to Unsecured Interest Expense..    59
9.04    Unencumbered Pool................................................    59
9.05    Minimum Net Worth................................................    59
9.06    Permitted Holdings...............................................    59
9.07    Calculation......................................................    60

ARTICLE X. EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................    60

10.01   Events of Default................................................    60
10.02   Rights and Remedies..............................................    64
10.03   Suspension of Lending............................................    65

ARTICLE XI. [INTENTIONALLY DELETED]......................................    65

ARTICLE XII. MISCELLANEOUS...............................................    65

12.01   Expenses.........................................................    65
12.02   Indemnity........................................................    66
12.03   Change in Accounting Principles..................................    67
12.04   Setoff...........................................................    67
12.05   Amendments and Waivers...........................................    68
12.06   Independence of Covenants........................................    68
12.07   Notices and Delivery.............................................    68
12.08   Survival of Warranties, Indemnities and Agreements...............    68
12.09   Failure or Indulgence Not Waiver; Remedies Cumulative............    68
12.10   Marshalling; Recourse to Security; Payments Set Aside............    68
12.11   Severability.....................................................    69
12.12   Headings.........................................................    69
12.13   Governing Law....................................................    69
12.14   Limitation of Liability..........................................    69
12.15   Successors and Assigns...........................................    69
12.16   Usury Limitation.................................................    69
12.17   Confidentiality..................................................    70
12.18   Consent to Jurisdiction and Service of Process; Waiver of Jury
        Trial; Waiver Of Permissive Counterclaims........................    70
12.19   Counterparts; Effectiveness; Inconsistencies.....................    71
12.20   Construction.....................................................    71
12.21   Entire Agreement.................................................    71
12.22   Lender's Action for Its Own Protection Only......................    71
12.23   Lender's ERISA Covenant..........................................    72
12.24   Pledge to Federal Reserve Bank...................................    72
12.25   USA Patriot Act Notice; Compliance...............................    72
12.26   Tax Shelter Regulations..........................................    73
12.27   Document Delivery................................................    73

EXHIBITS

A - [Intentionally Deleted]
B - [Intentionally Deleted]
C - Transfer Authorizer Designation
D - Revolving Loan Note
E - [Intentionally Deleted]
F - Qualifying Unencumbered Properties
G - [Intentionally Deleted]
H - [Intentionally Deleted]
I - Notice of Borrowing
J - Notice of Continuation/Conversion

SCHEDULES

5.01(c) - Ownership of Borrower
5.01(r) - Environmental Matters

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

          THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT is dated as of July 14, 2006 (as amended, supplemented or modified from time to time, the "Agreement") and is among MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), Equity Lifestyles Properties, Inc., a Maryland corporation (the "REIT"), MHC Trust, a Maryland real estate investment trust ("MHC Trust"), MHC T1000 Trust, a Maryland real estate investment trust, and Wells Fargo Bank, N.A ("Lender").

                                    RECITALS

          A. Borrower, the REIT (f/k/a Manufactured Home Communities, Inc.), MHC Trust and Lender have previously entered into that certain Loan Agreement dated as of May 4, 2004 (the "Original Loan Agreement").

          B. Borrower, the REIT, MHC Trust, T1000 Trust and the Lender modified certain provisions of the original Loan Agreement pursuant to that certain First Amended and Restated Loan Agreement, dated as of November 10, 2004 (the "Existing Loan Agreement").

          C. Borrower, the REIT, MHC Trust, MHC T1000 and Lender desire to amend and restate the Existing Loan Agreement in its entirety to make certain modifications as hereinafter set forth.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

                                   ARTICLE I.
                                   DEFINITIONS

          1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

          "Accommodation Obligations" as applied to any Person, means any obligation, contingent or otherwise, of that Person in respect of which that Person is liable for any Indebtedness or other obligation or liability of another Person, including without limitation and without duplication (i) any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received and (ii) any obligation of such Person arising through such Person's status as a general partner of a general or limited partnership with respect to any Indebtedness, obligation or liability of such general or limited partnership.

          "Accountants" means any nationally recognized independent accounting firm.

          "Adjusted Asset Value" means, as of any date of determination, (i) for any Property for which the number of Owned Fiscal Quarters is less than four
(4), the Net Price of the Property paid by Borrower or such Subsidiary for such Property and (ii) for any Property for which the number of Owned Fiscal Quarters is at least four (4), the quotient of EBITDA attributable to such Property in a manner reasonably acceptable to Lender for the then most recently ended twelve
(12) calendar month period divided by seven one-hundredths (0.07).

          "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, (b) the ownership of a general partnership interest in such Person or (c) the ownership of twenty-five percent (25%) or more of the limited partnership interests (or other ownership interests with similarly limited voting rights) in such Person; provided, however, that in no event shall the Affiliates of Borrower or any Subsidiary or any Investment Affiliate include Persons holding direct or indirect ownership interests in the REIT, MHC Trust or any other real estate investment trust which holds a general partnership interest in Borrower if such Person does not otherwise constitute an "Affiliate" of Borrower hereunder; provided, further, that the REIT, MHC Trust, T1000 Trust and Borrower shall at all times be deemed Affiliates of each other.

          "Agreement" has the meaning ascribed to such term in the preamble hereto.

          "Agreement Party" means any Person, other than the REIT and Borrower, which concurrently with the execution of this Agreement or hereafter executes and delivers a guaranty or a joinder to a guaranty in connection with this Agreement, which as of the date of determination, is in force and effect.

          "Applicable Margin" means, for any day, the rate per annum set forth below opposite the applicable Level Period then in effect:

Level Period       Applicable Margin
------------       -----------------
Level I Period           0.80%
Level II Period          0.85%
Level III Period         1.00%
Level IV Period          1.10%
Level V Period           1.20%
Level VI Period          1.30%

The Applicable Margin shall be adjusted for all purposes quarterly as soon as reasonably practicable, but not later than five (5) days, after the date of receipt by Lender of the quarterly financial information in accordance with the provisions of Section 6.01(a), together with a calculation by Borrower of the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries as of the end of the applicable Fiscal Quarter. No adjustment in the Applicable Margin shall be made retroactively.

          "Balloon Payment" means, with respect to any loan constituting Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such loan or (ii) in an amount which exceeds twenty-five percent (25%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

          "Base Rate" means, on any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the higher of (a) the base rate of interest per annum established from time to time by Lender, and designated as its prime rate and in effect on such day, and (b) the Federal Funds Rate as announced by the Federal Reserve Bank of New York, in effect on such day plus one half percent (0.5%) per annum. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower. The Base Rate may not be the lowest rate of interest charged by any bank or Lender on similar loans.

          "Base Rate Loans" means those Loans bearing interest at the Base Rate.

          "Base Rent" means the aggregate rent received, on a consolidated basis, by Borrower or any Subsidiary from tenants which lease sites at Designated Use Properties owned by Borrower or any Subsidiary minus any amounts specifically identified as and representing payments for trash removal, cable television, water, electricity, other utilities, taxes and other rent which reimburses expenses related to the tenant's occupancy; provided, however, that Base Rent shall not include rent received by any Subsidiary as lessor under the Thousand Trails Lease.

          "Benefit Plan" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the immediately preceding five (5) years, maintained, administered, contributed to or was required to contribute to, or under which a Person or any ERISA Affiliate may have any liability.

          "Borrower" has the meaning ascribed to such term in the preamble hereto.

          "Borrower Plan" shall mean any Plan (A) which Borrower, any of its Subsidiaries or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Borrower, any of its Subsidiaries or any of its ERISA Affiliates may incur any liability and (B) which covers any employee or former employee of Borrower, any of its Subsidiaries or any of its ERISA Affiliates (with respect to their relationship with such entities).

          "Borrower's Adjusted Share" means Borrower's, MHC Trust's and/or the REIT's collective direct or indirect share of the assets, liabilities, income, expenses or expenditures, as applicable, of an Investment Affiliate based upon the greater of (i) Borrower's, MHC Trust's and/or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, as provided in the charter and by-laws, partnership agreements or other organizational or governing documents of such Investment Affiliate and (ii) Borrower's and/or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, based upon its effective economic ownership of such Investment Affiliate. For purposes of determining Borrower's Adjusted Share, at any time that MHC Trust owns any general partnership interest in Borrower in accordance with the terms and conditions of this Agreement, the REIT shall be deemed to own one hundred percent (100%) of all ownership interests in MHC Trust.

          "Borrower's Share" means Borrower's, MHC Trust's and/or the REIT's collective direct or indirect share of the assets, liabilities, income, expenses or expenditures, as applicable, of an Investment Affiliate based upon Borrower's, MHC Trust's and/or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, as the case may be. For purposes of determining Borrower's Share, at any time that MHC Trust owns any general partnership interest in Borrower in accordance with the terms and conditions of this Agreement, the REIT shall be deemed to own one hundred percent (100%) of all ownership interests in MHC Trust.

          "Borrowing" means a borrowing under the Facility.

          "Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Lender is open for business in Chicago and San Francisco and on which dealings in Dollars are carried on in the London inter bank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and Illinois, or is a day on which banking institutions located in California and Illinois are required or authorized by law or other governmental action to close.

          "Capital Expenditures" means, as applied to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of a Person) by such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the balance sheet of such Person, excluding any expenditures reasonably determined by such Person as having been incurred for expansion of the number of sites at a Designated Use Property owned by such Person.

          "Capital Leases," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two nationally recognized rating services reasonably acceptable to Lender; (c) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than 2 years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from two nationally recognized rating services reasonably acceptable to Lender; (d) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than 1 year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two nationally recognized rating services reasonably acceptable to Lender; (e) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from a nationally recognized rating service reasonably acceptable to Lender and having a short-term rating of at least A-1 and P-1 from S&P and Moody's, respectively (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services reasonably acceptable to Lender); (f) domestic and Eurodollar certificates of deposit or domestic time deposits or Eurotime deposits or bankers' acceptances (foreign or domestic) that are issued by a bank
(I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from a nationally recognized rating service reasonably acceptable to Lender and (II) if a domestic bank, which is a member of the FDIC; and (g) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest.

          "Closing Date" means July 14, 2006.

          "Commission" means the Securities and Exchange Commission.

          "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 C.F.R. Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), or any constituent of any such substance or waste, including, but not limited to hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances, PCBs, pesticides, herbicides, asbestos, sewage sludge, industrial slag, acids, metals, or solvents.

          "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including without limitation any restrictive covenant affecting such Person or any of its properties).

          "Controlled Ownership Interests" means ownership interests in a Person where the REIT, MHC Trust or Borrower (independently or collectively) has control over the management and operations of such Person.

          "Convertible Securities" means evidences of indebtedness, shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of the REIT, MHC Trust or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon the Person in question.

          "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (exclusive of Balloon Payments) for such period on all Indebtedness of the REIT, on a consolidated basis.

          "Designated Use Property" means a property owned and operated primarily (i) for the purpose of leasing sites to individuals on which such individuals place manufactured homes or recreational vehicles for the purpose of occupying such manufactured homes or recreational vehicles, (ii) as a daily stay campground, membership interest campground or park model community, or (iii) for the purpose of renting cabins on such property to individuals.

          "Designated Use Property Mortgages" means Investment Mortgages issued by any Person engaged primarily in the business of developing, owning, and managing Designated Use Properties.

          "Designated Use Property Ownership Interests" means partnership, joint venture, membership or other equity interests issued by any Person engaged primarily in the business of developing, owning, and managing Designated Use Properties.

          "Development Activity" means construction in process, that is being performed by or at the direction of Borrower, any Subsidiary or any Investment Affiliate, at any Designated Use Property that will be owned and operated by Borrower, any Subsidiary or any Investment Affiliate upon completion of construction, including construction in process at Designated Use Properties not owned by Borrower, any Subsidiary or any Investment Affiliate but which

Borrower, any Subsidiary or any Investment Affiliate has the contractual obligation to purchase. "Development Activity" shall include construction in process for the purpose of expanding Designated Use Properties that are Thousand Trails Properties but shall not include construction in process for the purpose of expanding other Designated Use Properties owned by Borrower, any Subsidiary or any Investment Affiliate.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "Dollars" and "$" means the lawful money of the United States of America.

          "EBITDA" means, for any period and without duplication (i) Net Income for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus
(iii) Interest Expense deducted in the calculation of Net Income for such period, plus, (iv) Taxes deducted in the calculation of Net Income for such period, minus (v) the gains (and plus the losses) from extraordinary or unusual items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, minus (vi) earnings of Subsidiaries for such period distributed to third parties, plus (or minus in the case of a loss) (vii) Borrower's Share of the net income (or loss) of each Investment Affiliate for such period calculated in conformity with GAAP before depreciation, minus (or plus in the case of a loss) (viii) Borrower's Share of the gains (or losses) from extraordinary or unusual items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of the net income of each Investment Affiliate for such period.

          "Environmental Laws" means all federal, state, district, local and foreign laws, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or industrial substances or Contaminants into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contamination, chemicals, industrial substances or Contaminants. The term Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Toxic Substances Control Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended ("RCRA"); the Clean Water Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; all analogous state laws; the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules or ordinances now or hereafter in effect regulating public health, welfare or the environment.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under federal or state Environmental Laws or regulations, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" means any (a) corporation which is, becomes, or is deemed by any Governmental Authority to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
Code) as a Person or is so deemed by such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed by any Governmental Authority to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person or is so deemed by such Person, (c) any Person which is, becomes or is deemed by any Governmental Authority to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue Code) as such Person or is so deemed by such Person, or (d) any other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed by such Person or by any Governmental Authority to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code or is so deemed by such Person.

          "Event of Default" means any of the occurrences set forth in Article X after the expiration of any applicable grace period expressly provided therein.

          "Existing Loan Agreement" has the meaning set forth in the Recitals hereto.

          "Existing Loans" means the "Loans" as defined in the Existing Loan Agreement.

          "Extended Maturity Date" has the meaning set forth in Section 3.01.

          "Facility" means the loan facility of up to Fifty Million Dollars ($50,000,000) described in Section 2.01(a).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate, rounded upwards to the nearest one hundredth of one percent (0.01%), per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal Funds brokers of recognized standing selected by Lender.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

          "Financial Statements" has the meaning ascribed to such term in
Section 6.01(a).

          "FIRREA" means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrower, MHC Trust and the REIT which shall be the twelve (12) month period ending on the last day of December in each year.

          "Fixed Charges" means for any period the sum of (i) Debt Service for such period, (ii) 3% of Base Rent for such period, and (iii) Borrower's Share of Capital Expenditures from each Investment Affiliate for such period.

          "Funding Date" means, with respect to any Loan made after the Closing Date, the date of the funding of such Loan.

          "Funds from Operations" means the definition of "Funds from Operations" of the National Association of Real Estate Investment Trusts on the date of determination (before allocation to minority interests).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and which are consistent with the past practices of the REIT, MHC Trust and Borrower.

          "Governmental Authority" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Asset Value" means with respect to any Person as of any date of determination, (i) the sum of the Adjusted Asset Values for each Property then owned by such Person plus (ii) the value of any cash or Cash Equivalent then owned by such Person and not subject to any Lien plus (iii) Manufactured Home Inventory Value with respect to such Person, at such time.

          "Indebtedness," as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities (whether secured, unsecured, recourse, non-recourse, direct, senior or subordinate) of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) all obligations in respect of Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements excluding all indebtedness, obligations or other liabilities in respect of such Interest Rate Contracts to the extent that the aggregate notional amount thereof does not exceed the aggregate principal amount of any outstanding fixed or floating rate Indebtedness, obligations or other liabilities permitted under this Agreement that exist as of the date that such Interest Rate Contracts are entered into or that are incurred no more than thirty (30) days after such Interest Rate Contracts are entered into and (i) ERISA obligations currently due and payable.

          "Initial Maturity Date" means June 29, 2010.

          "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized (including letter of credit fees and the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility) of the REIT, on a consolidated basis and determined in accordance with GAAP.

          "Interest Period" means, relative to any LIBOR Loan, the period beginning on (and including) the date on which such LIBOR Loan is made as, or converted into, a LIBOR Loan, and shall end on (but exclude) the day which numerically corresponds to such date one (1) day or one (1), two (2), three (3), six (6) or twelve (12) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as Borrower may select in its relevant Notice of Borrowing or Notice of Continuation/Conversion pursuant to Section 2.01(b); provided, however, that:

          (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on (but exclude) the next following Business Day; provided that, with respect to Interest Periods of one (1) or more months only, if such next following Business Day is the first Business Day of a calendar month, such Interest Period shall end on the Business Day next preceding such numerically corresponding day; and

          (b) no Interest Period may end later than the Termination Date.

          "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP except as otherwise specifically provided herein.

          "Investment Affiliate" means any Person in whom the REIT, MHC Trust, Borrower or any Subsidiary holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of the REIT, MHC Trust or Borrower on the consolidated financial statements of the REIT, MHC Trust and Borrower.

          "Investment Mortgages" means mortgages securing indebtedness directly or indirectly owed to Borrower or any of its Subsidiaries, including certificates of interest in real estate mortgage investment conduits.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "Joinder Agreement" means that certain Joinder to REIT Guaranty, dated as of November 10, 2004, made by T1000 Trust for the benefit of Lender.

          "Lender" has the meaning set forth in the preamble hereto.

          "Level I Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall be less than 0.45:1.

          "Level II Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.45:1 but shall be less than 0.50:1.

          "Level III Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.50:1 but shall be less than 0.55:1.

          "Level IV Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.55:1 but shall be less than 0.60:1.

          "Level V Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.60:1 but shall be less than 0.65:1.

          "Level VI Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.65:1 but shall not exceed 0.675:1.

          "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including punitive and treble damages), costs, disbursements and expenses (including without limitation reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIBOR" means, relative to any Interest Period, for any LIBOR Loan, the rate of interest obtained by dividing (i) the rate of interest determined by Lender (whose determination shall be conclusive absent manifest error, which shall not include any lower determination by any other banks) equal to the rate (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (.01%)) per annum reported by Lender at which Dollar deposits in immediately available funds are offered by Lender to leading banks in the Eurodollar inter bank market (a) for Interest Periods other than Short Interest Periods, at or about 11:00 A.M. London time two (2) Business Days prior to the beginning of such Interest Period and (b) for Short Interest Periods, on the first day of such Short Interest Period, and in the case of either (a) or (b), for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates, by (ii) a percentage expressed as a decimal equal to one (1) minus the LIBOR Reserve Percentage.

          "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

          "LIBOR Reserve Percentage" means, relative to any Interest Period, the average daily maximum reserve requirement (including, without limitation, all basic, emergency, supplemental, marginal and other reserves) which is imposed under Regulation D, as Regulation D may be amended, modified or supplemented, on "Eurocurrency liabilities" having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents), which requirement shall be expressed as a decimal. LIBOR shall be adjusted automatically on, and as of the effective date of, any change in the LIBOR Reserve Percentage.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Loan" means any loans made pursuant to the Facility.

          "Loan Availability" means the amount of the Facility from time to time.

          "Loan Documents" means, this Agreement, the Loan Note, the REIT Guaranty, the Joinder and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT, Borrower or any Agreement Party, which evidence, guaranty or secure the Obligations.

          "Loan Note" means the promissory note evidencing the Loans in the aggregate original principal amount of Fifty Million Dollars ($50,000,000) executed by Borrower in favor of Lender, as amended, supplemented, replaced or modified from time to time. The initial Loan Note and any replacements thereof shall be substantially in the form of Exhibit D.

          "Manufactured Home Inventory Value" means with respect to Borrower and its

Subsidiaries, as of any date of determination, the lesser of (i) the total cost to Borrower or its Subsidiaries, as applicable, of all manufactured home units, which have never been occupied (other than for short periods in the ordinary course of Borrower's and its Subsidiaries' customary sales practices), then owned by Borrower or any Subsidiary that were acquired new from the manufacturers of such units, or from Persons who acquired such units new from such manufacturers, within the one (1) year period immediately preceding the date of determination and (ii) Thirty-Five Million Dollars ($35,000,000).

          "Material Adverse Effect" means a material adverse effect upon (i) the ability of Borrower, the REIT, MHC Trust or T1000 Trust to perform its covenants and obligations under this Agreement and the other Loan Documents or (ii) the ability of Lender to enforce the Loan Documents. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has or will result in a Material Adverse Effect," and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not result in a Material Adverse Effect."

          "Maturity Date" means the Initial Maturity Date, as such date may be extended pursuant to Article III.

          "Minimum Net Worth" means Seven Hundred Million Dollars
($700,000,000).

          "Moody's" means Moody's Investors Service, a Delaware corporation, and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by Lender.

          "Multiemployer Plan" means an employee benefit plan defined in Section 4001(a)(3) or Section 3(37) of ERISA which is, or within the immediately preceding six (6) years was, maintained, administered, contributed to by or was required to be contributed to by a Person or any ERISA Affiliate, or under which a Person or any ERISA Affiliate may incur any liability.

          "Net Income" means, for any period, the net income (or loss) after Taxes of the REIT, on a consolidated basis, for such period calculated in conformity with GAAP; provided, however, that Net Income shall not include the net income (or loss) of Investment Affiliates.

          "Net Operating Income" means, for any period, and with respect to any Qualifying Unencumbered Property, the net operating income of such Qualifying Unencumbered Property (attributed to such Property in a manner reasonably acceptable to Lender) for such period (i) determined in accordance with GAAP,
(ii) determined in a manner which is consistent with the past practices of the REIT, MHC Trust and Borrower, and (iii) inclusive of an allocation of reasonable management fees and administrative costs to such Qualifying Unencumbered Property consistent with the past practices of the REIT, MHC Trust and Borrower, except that, for purposes of determining Net Operating Income, income shall not
(a) include security or other deposits, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items reasonably deemed by Lender to be of a non-recurring nature or (b) be reduced by depreciation or amortization or any other non-cash item.

          "Net Price" means, with respect to the purchase of any Property by Borrower or any Subsidiary, without duplication, (i) cash and Cash Equivalents paid as consideration for such purchase, plus (ii) the principal amount of any note or other deferred payment obligation delivered in connection with such purchase (except as described in clause (iv) below), plus (iii) the value of any other consideration delivered in connection with such purchase or sale (including, without limitation, shares in the REIT and operating partnership units or preferred operating partnership units in Borrower) (as reasonably determined by Lender), minus (iv) the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, minus (v) reasonable costs of sale and taxes paid or payable in connection with such purchase.

          "Net Worth" means, at any time, the sum of Gross Asset Values for Borrower and each of its Subsidiaries at such time minus Total Liabilities at such time.

          "Non-Designated Use Property" means Property which is not (i) used for lease or operation of Designated Use Properties, (ii) Securities consisting of stock issued by real estate investment trusts engaged primarily in the development, ownership and management of Designated Use Properties, (iii) Designated Use Property Mortgages or (iv) Designated Use Property Ownership Interests.

          "Non-Recourse Indebtedness" means any single loan with respect to which recourse for payment is limited to specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness, so long as the Adjusted Asset Value for such Property, or the total of the Adjusted Asset Values for such group of Properties, does not exceed One Hundred Million Dollars ($100,000,000); provided, however, that personal recourse to the REIT, MHC Trust, Borrower or any Subsidiary by a holder of any such loan for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such loan from being characterized as Non-Recourse Indebtedness.

          "Notice of Borrowing" means a notice of borrowing duly executed by Borrower substantially in the form of Exhibit I.

          "Notice of Continuation/Conversion" means a notice of continuation or conversion of or to a LIBOR Loan duly executed by Borrower substantially in the form of Exhibit J.

          "Obligations" means, from time to time, all Indebtedness of Borrower owing to Lender or any Person entitled to indemnification pursuant to Section 12.02, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum now or hereafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document.

          "Officer's Certificate" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

          "Original Obligations" means the "Obligations" as defined in the Existing Loan Agreement.

          "Other Indebtedness" means all Indebtedness other than the Obligations.

          "Owned Fiscal Quarters" means, with respect to any Property, the full Fiscal Quarters during which Borrower or any Subsidiary actually owned such Property.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Holdings" means (a) Non-Designated Use Property (other than cash or Cash Equivalents), (b) Securities issued by real estate investment trusts primarily engaged in the development, ownership, operation and management of Designated Use Properties, (c) Designated Use Property Mortgages other than mortgage indebtedness which is either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or accounted for as investments in real estate under GAAP, (d) Designated Use Property Ownership Interests other than Controlled Ownership Interests and/or (e) Development Activity.

          "Permitted Liens" means:

          (a) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Sections 7.01(d) or 7.02(g);

          (b) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with Sections 7.01(d) or 7.02(g);

          (c) deposits made in the ordinary course of business to secure liabilities to insurance carriers;

          (d) Liens for purchase money obligations for equipment; provided that
     (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default or Unmatured Event of Default pursuant to Section 8.01(a);

          (e) easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's or any Subsidiary's, as applicable, owner's title insurance policies for any of Borrower's or any Subsidiary's real Properties, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower or such Subsidiary, as applicable, and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed; or

          (f) Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against the REIT, Borrower, any Subsidiary or any Agreement Party.

          "Person" means any natural person, employee, corporation, limited partnership, limited liability partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

          "Pre-Closing Financials" has the meaning ascribed to such term in
Section 5.01(g).

          "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

          "Qualifying Unencumbered Property" means (a) the Properties listed on Exhibit F hereto and (b) any Property designated by Borrower from time to time pursuant to Section 6.04 which (i) is an operating Designated Use Property wholly-owned (directly or beneficially) by Borrower or any Subsidiary wholly-owned, directly or indirectly by Borrower and/or the REIT, (ii) is not subject (nor are any direct or indirect equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than a Permitted Lien, (iii) is not subject (nor are any direct or indirect equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property, and (iv) has not been designated by Lender in a notice to Borrower as not acceptable to the Lender pursuant to Section 6.04; provided, however, that the weighted average occupancy rate of the Properties listed on Exhibit F together with those Properties designated by Borrower to be Qualifying Unencumbered Properties pursuant to Section 6.04 (excluding (x) expansion areas of such Properties which are purchased and/or developed on or after the Closing Date, and (y) Designated Use Properties consisting of recreational vehicle resorts, daily stay campgrounds, membership interest campgrounds, cabin rentals or park model communities) shall be at least seventy-five percent (75%); and provided, further, that Borrower may, upon at least fifteen (15) Business Days prior notice to Lender, designate that any Property listed on Exhibit F or otherwise designated as a Qualifying Unencumbered Property is no longer a Qualifying Unencumbered Property (and upon such designation, such Property shall no longer be a Qualifying Unencumbered Property). Any Property shall cease to be a "Qualifying Unencumbered Property" at such time as it fails to satisfy all the conditions set forth in clauses (i), (ii) and (iii) of this definition.

          "Recourse Indebtedness" means, with respect to any Person, Indebtedness which is not Non-Recourse Indebtedness.

          "Regulation D" means Regulation D of the Federal Reserve Board as in effect from time to time.

          "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

          "REIT" has the meaning ascribed to such term in the preamble hereto.

          "REIT Guaranty" means the REIT Guaranty, dated as of May, 2004, executed by the REIT and MHC Trust in favor of Lender, as joined by T1000 Trust pursuant to the Joinder.

          "Release" may be either a noun or a verb and means the release, spill, emission, leaking, pumping, pouring, emitting, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "Remedial Action" means any action undertaken pursuant to Environmental Laws to (a) clean up, remove, remedy, respond to, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Reportable Event" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations, or any of the events described in Section 4062(f) or 4063(a) of ERISA.

          "Requirements of Law" means, as to any Person, the charter and by-laws, partnership agreements or other organizational or governing documents of such Person, and any law, rule or regulation, permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building or land use requirement or Permit or occupational safety or health law, rule or regulation.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, its successors and assigns, and, if Standard & Poor's Rating Group shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by Lender.

          "Secured Debt" means Indebtedness, the payment of which is secured by a Lien on any real Property owned or leased by the REIT, Borrower, or any Subsidiary.

          "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Short Interest Period" means an Interest Period commencing on a Business Day and ending on (but excluding) the next Business Day.

          "Solvent" means as to any Person at the time of determination, such Person (a) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          "Subsidiary" means any Person, whose financial results are consolidated under GAAP with the financial results of the REIT or Borrower on the consolidated financial statements of the REIT or Borrower.

          "Syndicated Revolving Credit Agreement" means that certain Credit Agreement (Revolving Facility), dated as of the date hereof, by and among Borrower, the REIT, MHC Trust, T1000 Trust, Wells Fargo Bank, N.A., as administrative agent, and the other Lenders thereunder, as the same may be amended, supplemented, replaced or modified from time to time.

          "T1000 Trust" means MHC T1000 Trust, a Maryland real estate investment trust. T1000 Trust is a guarantor under the REIT Guaranty.

          "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

          "Termination Date" has the meaning ascribed to such term in Section 2.01(d).

          "Termination Event" means (a) any Reportable Event, (b) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA or to appoint a trustee to administer any Benefit Plan, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate from a Multiemployer Plan which would have a Material Adverse Effect, or (g) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan which is subject to Title IV of ERISA or
Section 412 of the Internal Revenue Code or the treatment of an amendment to a Benefit Plan as a termination under ERISA.

          "Thousand Trails" means KTTI Holding Company, Inc., a Delaware corporation, that, among other things, (i) owns and operates fifty-seven (57) membership-based recreational vehicle and campground properties comprising recreational vehicle and campground sites for which the members purchase an initial membership and thereafter pay annual dues and (ii) owns the Thousand Trails Land.

          "Thousand Trails Land" means "Excess Land" as defined in the Thousand Trails Lease, as in effect on the Closing Date.

          "Thousand Trails Lease" means that certain Amended and Restated Lease Agreement, dated as of April 14, 2006, by and between MHC TT Leasing Company, Inc., a Delaware corporation, as lessor, and Thousand Trails Operations Holding Company, L.P., a Delaware limited partnership, as tenant, with respect to the Thousand Trails Properties, other than the Thousand Trails Land.

          "Thousand Trails Properties" shall mean the Properties owned, directly or indirectly, by T1000 Trust.

          "Thousand Trails Transaction" means the acquisition by T1000 Trust of Thousand Trails through the creation of a directly- or indirectly-owned acquisition Subsidiary and the merger of such Subsidiary into Thousand Trails, with Thousand Trails being the surviving corporation, being renamed MHC TT Holding Company, Inc. immediately after such merger and being, directly or indirectly, a wholly-owned Subsidiary of Borrower. The total merger consideration to be paid by Borrower or its Subsidiaries in connection with such transaction is One Hundred Sixty Million Dollars ($160,000,000).

          "Total Liabilities" means, without duplication, all Indebtedness of the REIT on a consolidated basis, plus (i) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of the REIT, on a consolidated basis, and in any event shall include recourse and non-recourse mortgage debt, letters of credit, purchase obligations, forward equity sales, repurchase obligations, unsecured debt, accounts payable, lease obligations (including ground leases) to the extent required, in accordance with GAAP, to be classified as capital leases on the balance sheet of the REIT, guarantees of indebtedness, subordinated debt and unfunded obligations plus (ii) Borrower's Adjusted Share of Investment Affiliates' Indebtedness; provided, however, that "Total Liabilities" shall not include dividends declared by the REIT, MHC Trust or Borrower which are permitted under Section 8.01(d) but not yet paid.

          "Transient RV NOI" means, with respect to any Qualifying Unencumbered Property that is a recreational vehicle resort property other than a Thousand Trails Property, all of such Qualifying Unencumbered Property's Net Operating Income that is not attributable to residents/guests at such property who are either permanent residents of such property or who reside at such property for the entire "season" applicable to such property.

          "Unencumbered Asset Value" means, as of any date of determination, (i) the quotient of the Net Operating Income for the most recently ended twelve (12) calendar month period which is attributable (in a manner reasonably acceptable to Lender) to Qualifying Unencumbered Properties for which the number of Owned Fiscal Quarters is at least four (4) divided by seven hundred twenty-five ten-thousandths (0.0725) plus (ii) the aggregate of the Net Prices paid by Borrower or such Subsidiary for all Qualifying Unencumbered Properties for which the number of Owned Fiscal Quarters is less than four (4); provided, however, that for purposes of determining the numerator of the quotient described in clause (i) of this definition, Transient RV NOI shall be included only to the extent it does not exceed fifteen percent (15%) of the aggregate Net Operating Income for the applicable Qualifying Unencumbered Properties.

          "Unencumbered Net Operating Income" means for any Fiscal Quarter, Net Operating Income for such period from each Qualifying Unencumbered Property; provided, however, that for purposes of determining Unencumbered Net Operating Income, Transient RV NOI shall be included only to the extent it does not exceed fifteen percent (15%) of the aggregate Net Operating Income for the applicable Qualifying Unencumbered Properties.

          "Unfunded Pension Liabilities" means the excess of a Benefit Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois.

          "Unmatured Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute (a) an Event of Default or (b) an "Event of Default" as defined in the Syndicated Revolving Credit Agreement.

          "Unsecured Debt" means, as of any date of determination and without duplication, all Indebtedness of the REIT, Borrower or any Subsidiary, which is not Secured Debt but excluding (i) all accounts payable of the REIT, Borrower or any Subsidiary incurred in the ordinary course of business, (ii) all advance rents received and (iii) all accrued interest payable.

          "Unsecured Interest Expense" means Interest Expense other than Interest Expense payable in respect of Secured Debt.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or within the immediately preceding five years maintained, administered, contributed to or was required to contribute to, or under which a Person or any ERISA Affiliate may incur any liability.

          "Wholly-Owned Subsidiary" means any Subsidiary which is wholly-owned directly or indirectly by Borrower, MHC Trust or the REIT.

          1.02 Computation of Time Periods. In this Agreement, unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to and including." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

          1.03 Terms.

          (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP, provided that for purposes of references to the financial results of the "REIT, on a consolidated basis," the REIT shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower.

          (b) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the executive officers of Borrower, MHC Trust, T1000 Trust and the REIT, after reasonable inquiry of those agents, employees or contractors of the REIT, Borrower, any Agreement Party or any Subsidiary who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

          (c) In each case where the consent or approval of Lender is required or its non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Lender unless otherwise specifically indicated.

          1.04 Interrelationship With the Existing Loan Agreement. Effective on the Closing Date, this Agreement shall amend and restate the provisions of the Existing Loan Agreement in their entirety, and all Existing Loans and all Loans made on or after the Closing Date shall be governed exclusively by the terms of this Agreement. All Original Obligations outstanding on the Closing Date (including without limitation all accrued and unpaid interest and fees) shall, to the extent not paid on the Closing Date, be deemed to be Obligations outstanding hereunder. The REIT Guaranty shall remain in full force and effect with respect to the Obligations and is hereby reaffirmed. The parties acknowledge and agree that the execution and delivery of this Agreement shall not constitute a novation, payment and reborrowing or termination of the Original Obligations and that all such Original Obligations outstanding on the Closing Date are in all respects continued and outstanding as Obligations under this Agreement.

                                   ARTICLE II.
                                      LOANS

          2.01 Loan Advances and Repayment.

          (a) Loan Availability.

               (i) Subject to the terms and conditions set forth in this Agreement, Lender hereby agrees to make Loans to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Maturity Date; provided, that the aggregate outstanding principal amount of the Loans shall not exceed Loan Availability. The Loans will be evidenced by the Loan Note.

               (ii) Loans may be voluntarily prepaid pursuant to Section 2.05(a) and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed, up to the amount available under Section 2.01(a)(i) at the time of such Borrowing, until the Business Day next preceding the Termination Date. The principal balance of the Loans shall be payable in full on the Termination Date. During the term of this Agreement, Borrower shall pay to Lender, within one (1) Business Day after Borrower's receipt of a demand in writing from Lender, such principal amounts as are necessary so that the aggregate outstanding principal amount of the Loans at any time does not exceed Loan Availability at such time.

          (b) Notice of Borrowing; Continuation/Conversion. Whenever Borrower desires to borrow under this Section 2.01, Borrower shall give Lender, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to: Wells Fargo Bank, N.A., 123 North Wacker Drive, Suite 1900, Chicago, Illinois 60606, Attn: Account Officer, or such other address as Lender shall designate, an original or facsimile Notice of Borrowing no later than 10:00 A.M. (California time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date; provided, however, that for LIBOR Loans with a Short Interest Period, Borrower may give Lender a Notice of Borrowing no later than 10:00 A.M. (California time) on the proposed Funding Date. Each Notice of Borrowing shall specify (i) the Funding Date (which shall be a Business Day) in respect of the Loan, (ii) the amount of the proposed Loan, and (iii) whether the Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the applicable Interest Period. Any Notice of Borrowing pursuant to this Section 2.01(b) shall be irrevocable. Borrower may elect (A) so long as no Event of Default has occurred and is continuing, to convert Base Rate Loans or any portion thereof into LIBOR Loans, (B) to convert LIBOR Loans or any portion thereof into Base Rate Loans, or (C) so long as no Event of Default has occurred and is continuing, to continue any LIBOR Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Loans being continued as or converted into LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. Each such election shall be made by giving Lender, at 2120 E. Park Place, Suite 100, El Segundo, California 90245 Attn: Eva Lopez, a Notice of Continuation/Conversion (i) by 10:00 A.M. (California time) on the date of a conversion to a Base Rate Loan or a conversion or continuation of a LIBOR Loan for a Short

Interest Period, or (ii) by 10:00 A.M. (California time) not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan for an Interest Period other than a Short Interest Period, specifying, in the case of both (i) and (ii) (1) whether a conversion or continuation is to occur, (2) the amount of the conversion or continuation, (3) the Interest Period therefor, in the case of a conversion to or continuation of a LIBOR Loan, and (4) the date of the conversion or continuation (which date shall be a Business Day). Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained in Section 2.03, if an Event of Default occurs and as a result thereof Lender's commitment to fund hereunder is terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first. Except as provided above, the conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan. In the absence of an effective election by Borrower of a LIBOR Loan and Interest Period in accordance with the above procedures prior to the expiration of the then current Interest Period with respect to any LIBOR Loan, interest on such LIBOR Loan shall accrue at the interest rate then applicable to a LIBOR Loan for an Interest Period of thirty (30) days, effective immediately upon the expiration of the then-current Interest Period, without prejudice, however, to the right of Borrower to elect a Base Rate Loan or a different Interest Period in accordance with the terms and provisions of this Agreement; provided, however, that if such continuation shall cause the number of LIBOR Loan tranches to exceed five (5), such LIBOR Loan shall be converted to a Base Rate Loan.

          (c) Making of Loans. Lender shall make the proceeds of the Loans available to Borrower in El Segundo, California on the applicable Funding Date and shall disburse such funds in Dollars and in immediately available funds not later than 1:00 P.M. Chicago time to Borrower's account, at Bank of America, Account Number 73-66901095 in Chicago, Illinois, or such other account specified in the Notice of Borrowing acceptable to Lender, with a confirming telephone call to Karen Mancuso at (312) 279-1408 or Paul Seavey at (312) 279-1488 or Michael Berman at (312) 279-1496.

          (d) Term; Principal Payment. The outstanding balance of the Loans shall be payable in full on the earlier to occur of (A) the Maturity Date, and
(B) the acceleration of the Loans pursuant to Section 10.02(a) (the "Termination Date").

          2.02 Borrowing and Interest Rate Election Authorization. Borrower shall provide Lender with documentation reasonably satisfactory to Lender indicating the names of those employees or agents of Borrower authorized by Borrower to sign Notices of Borrowing and Continuation/Conversion, any extension notice and to receive callback confirmations, and Lender shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the Persons so authorized. Lender shall be entitled to act in good faith on the instructions of anyone identifying himself as one of the Persons so authorized, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions for making Loans.

          2.03 Interest on the Loans.

          (a) Base Rate Loans. Subject to Section 2.03(d), all Base Rate Loans shall bear interest on the average daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Base Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

          (b) LIBOR Loans. Subject to Section 2.03(d), all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period plus the Applicable Margin. Upon receipt of a Notice of Borrowing or Notice of Continuation/Conversion requesting the making of, continuation of and/or conversion to LIBOR Loans, Lender shall determine LIBOR applicable to the Interest Period for such LIBOR Loans, and shall give notice thereof to Borrower; provided, however, that failure to give such notice shall not affect the validity of such rate. Each determination by Lender of LIBOR shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. LIBOR Loans shall be in tranches of One Million Dollars ($1,000,000) or One Hundred Thousand Dollar ($100,000) increments in excess thereof. No more than five (5) LIBOR Loan tranches shall be outstanding at any one time.

          (c) Interest Payments. Subject to Section 2.03(d), interest accrued on all Loans shall be payable by Borrower in arrears on the first Business Day of the first calendar month following the Closing Date, and the first Business Day of each succeeding calendar month thereafter, and on the Termination Date.

          (d) Default Interest. Notwithstanding the rates of interest specified in Sections 2.03(a) and 2.03(b) and the payment dates specified in Section 2.03(c), effective immediately upon demand by Lender after the occurrence of an Event of Default and during the continuance of any Event of Default, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due shall bear interest payable upon demand at a rate which is five percent (5%) per annum in excess of the rate or rates of interest otherwise payable under this Agreement. All other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within fifteen (15) days after written demand to Borrower, shall bear interest from and after demand at the rate which is five percent (5%) per annum in excess of the lowest rate or rates of interest otherwise payable under this Agreement, or, if no Loans are then outstanding, at the rate which is five percent (5%) per annum in excess of the rate of interest applicable to Base Rate Loans.

          (e) Late Fee. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this Agreement. Such costs include without limitation processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Termination Date (other than payments of principal), a late charge of four cents ($.04) for each dollar of any interest payment due hereon and which is not paid within ten (10) days after such payment is due or of any other amount due hereon (other than payments of principal) and which is not paid within thirty (30) days after such payment is due, shall be charged by Lender and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment; provided, however, that no late charges shall be assessed with respect to any amount for which Borrower is obligated to pay interest at the rate specified in Section 2.03(d); provided, further, that in no event shall Lender be required to refund any late fees paid by Borrower, notwithstanding the preceding proviso. Borrower and Lender agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights available hereunder or under any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Lender.

          (f) Computation of Interest. Interest and fees shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding subsections (a), (b), (d) and (e) above, interest in respect of any Loan or any portion thereof shall not exceed the maximum rate permitted by applicable law.

          (g) Changes; Legal Restrictions. In the event that after the Closing Date (A) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (B) compliance by Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

               (i) subjects Lender to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents or changes the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions;

               (ii) imposes, modifies or holds applicable, in the determination of Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Lender or any applicable lending office (except to the extent that reserve and FDIC insurance requirements are reflected in the "Base Rate" or "LIBOR"); or

               (iii) imposes on Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to (X) increase the cost to Lender of making, renewing, maintaining or participating in the Loans or to reduce any amount receivable hereunder or thereunder or (Y) to require Lender or any applicable lending office to make any payment calculated by reference to the amount of the Loans; then, in any such case, Borrower shall promptly pay to Lender, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Lender to the financing transactions contemplated by this Agreement and affected by this Section 2.03(g)) as may be necessary to compensate Lender for any such additional cost incurred, reduced amounts received or additional payments made to the extent Lender generally imposes such additional costs, losses and payments on other borrowers of Lender in similar circumstances. Lender shall deliver to Borrower a written statement in reasonable detail of the claimed additional costs incurred, reduced amounts received or additional payments made and the basis therefor as soon as reasonably practicable after Lender obtains knowledge thereof.

          (h) Certain Provisions Regarding LIBOR Loans.

               (i) LIBOR Lending Unlawful. If Lender shall determine in good faith that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender to make or maintain any Loan as a LIBOR Loan, (A) the obligations of Lender to make or maintain any Loans as LIBOR Loans shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and (B) if required by law or such assertion, all LIBOR Loans shall automatically convert into Base Rate Loans.

               (ii) Deposits Unavailable. If Lender shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Lender to Borrower the obligations of Lender to make or maintain Loans as LIBOR Loans shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist. Lender will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Lender shall not have any liability to any Person with respect to any delay in giving such notice.

               (iii) Funding Losses. In the event Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make or maintain any of the Loans as LIBOR Loans) as a result of:

                    (A) any continuance, conversion, repayment or prepayment of the principal amount of any LIBOR Loans for any reason whatsoever on a date other than the scheduled last day of the Interest Period applicable thereto;

                    (B) any Loans not being made as LIBOR Loans in accordance with the Notice of Borrowing therefor, other than as a result of Lender's breach of its obligation to fund such Loans in accordance with the terms hereof; or

                    (C) any Base Rate Loans not being converted into LIBOR Loans or any LIBOR Loans not being continued as LIBOR Loans in accordance with the Notice of Continuation/Conversion therefor, other than as a result of Lender's breach of its obligation to continue or convert such Loan in accordance with the terms hereof;

     then, within fifteen (15) Business Days after Borrower's receipt of the written notice of Lender to Borrower, Borrower shall reimburse Lender for such loss or expense; provided, however, that Lender will use reasonable efforts to minimize such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the parties hereto.

          (i) Withholding Tax Exemption. Any assignee of all or a portion of Lender's interest in the Loan in accordance with Section 12.15 (each such assignee, an "Assignee") that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to Borrower and Lender, no later than the date upon which such Assignee becomes a party hereto, a true and accurate certificate executed in duplicate by a duly authorized officer of such Assignee, in a form satisfactory to Borrower and Lender, to the effect that such Assignee is capable, under the provisions of an applicable treaty concluded by the United States of America (in which case the certificate shall be accompanied by three (3) accurate and complete duly executed originals of Form W-8BEN of the Internal Revenue Service) or under
Section 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by three (3) accurate and complete duly executed originals of Form W-8ECI of the Internal Revenue Service), of receiving payments of principal, interest and fees hereunder without deduction or withholding of United States federal income tax. Further, if at any time Lender or any Assignee changes its applicable lending office or selects an additional applicable lending office, it shall, at the same time or promptly thereafter, but only to the extent the certificate and forms previously delivered by it hereunder are no longer applicable or effective, deliver to Borrower and Lender in replacement for, or in addition to, the certificate and forms previously delivered by it hereunder, a true and accurate certificate executed in duplicate by a duly authorized officer of Lender or such Assignee accompanied by three (3) accurate and complete duly executed originals of either Form W-8BEN of the Internal Revenue Service or Form W-8ECI of the Internal Revenue Service, whichever is applicable, indicating that Lender or such Assignee is entitled to receive payments of principal, interest and fees for the account of such changed or additional applicable lending office under this Agreement without deduction or withholding of United States federal tax. Each such Assignee further agrees to deliver to Borrower and Lender a true and accurate certificate executed in duplicate by a duly authorized officer of such Assignee accompanied by three (3) accurate and complete duly executed originals of either Form W-8BEN of the Internal Revenue Service or Form W-8ECI of the Internal Revenue Service, whichever is appropriate, substantially in a form satisfactory to Borrower and Lender, before or promptly upon the occurrence of any event requiring a change in the most recent certificate or Internal Revenue Service form previously delivered by it to Borrower and Lender pursuant to this Section 2.03(i). Further, each Assignee which delivers a certificate accompanied by Form W-8BEN of the Internal Revenue Service covenants and agrees to deliver to Borrower and Lender within fifteen (15) days prior to January 1, 2007, and every third (3rd) anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and three (3) accurate and complete original signed copies of Form W-8BEN (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder), and each Assignee that delivers a certificate accompanied by Form W-8ECI of the Internal Revenue Service covenants and agrees to deliver to Borrower and Lender within fifteen (15) days prior to the beginning of each subsequent taxable year of such Assignee during which this Agreement is still in effect, another such certificate and three (3) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated hereunder). If (i) Lender or any Assignee is required under this
Section 2.03(i) to provide a certificate or other evidence described above and fails to deliver to Borrower and Lender such certificate or other evidence or
(ii) Lender or any Assignee delivers a certificate to the effect that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority after the date Lender or such Assignee became a party hereto, Lender or such Assignee is not capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than Borrower, then, to the extent required by law, as the sole consequence of Lender's or such Assignee's failure to deliver the certificate described in (i) above or Lender's or such Assignee's delivery of the certificate described in (ii) above, Borrower shall be entitled to deduct or withhold taxes from the payments owed to Lender or such Assignee.

          2.04 Fees

          (a) Intentionally Deleted.

          (b) Commitment Fee. On the Closing Date and, until the Obligations are paid in full and this Agreement is terminated, on each anniversary of the Closing Date, Borrower shall pay to Lender a commitment fee equal to twenty one-hundredths of one percent (0.20%) of the amount of the Facility. All such commitment fees payable under this paragraph shall be payable in advance on the Closing Date and on each anniversary of the Closing Date, or if any such anniversary is not a Business Day, on the Business Day immediately preceding such anniversary. All such commitment fees payable under this paragraph shall be deemed fully earned when paid and are not refundable or proratable.

          (c) Payment of Fees. The fees described in this Section 2.04 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in California in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Lender, including without limitation those referred to in this Section 2.04 or otherwise under this Agreement or any separate fee agreement between Borrower and Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after five (5) days at the rate specified in Section 2.03(d) (but not to exceed the maximum rate permitted by applicable law) and shall constitute part of the Obligations. All fees described in this Section 2.04 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

          2.05 Payments.

          (a) Voluntary Prepayments. Borrower may, upon not less than three (3) Business Days prior written notice, at any time and from time to time, prepay any Loans, without premium or penalty (other than as set forth in Section 2.03(h)(iii)), in whole or in part in amounts not less than One Hundred Thousand Dollars ($100,000) or integral multiples of Twenty-Five

Thousand Dollars ($25,000) in excess of One Hundred Thousand Dollars ($100,000). Any notice of prepayment given to Lender under this Section 2.05(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. All prepayments of principal shall be accompanied by a payment of all accrued and unpaid interest thereon.

          (b) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Lender's written wire transfer instructions) of immediately available funds, delivered to Lender not later than 11:00 A.M. (California time) on the date due; and funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day. All payments of principal, interest and fees hereunder shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A. (ABA number 121000248) for credit to account number AC2963507207 reference MHC Operating Limited Partnership, loan number 100762 with telephonic notice to Eva Lopez at
(310) 335-9471, account as Lender may specify in a written notice to Borrower.

          (c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.04, as the case may be.

          2.06 Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, and Lender determines that the amount of such capital is increased by or based upon the existence of Lender's obligation to maintain, continue or convert to LIBOR Loans hereunder, then, upon demand by Lender, Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender in light of such circumstances, to the extent that Lender reasonably determines such increase in capital to be allocable to the existence of Lender's obligations hereunder and to the extent Lender generally imposes such amounts on other borrowers of Lender in similar circumstances. A certificate as to such amounts submitted to Borrower by Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

          2.07 Notice of Increased Costs. Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.03(g) or (h), or Section 2.06, it will notify Borrower and provide in such notice a reasonably detailed calculation of the amount due from Borrower, such event and the possible effects thereof. If Lender shall fail to notify Borrower of the occurrence of any such event or the existence of any such condition within ninety (90) days following the end of the month during which such event occurred or such condition arose, then Borrower's liability for any amounts described in said Sections 2.03(g) and
(h) and Section 2.06 incurred by Lender as a result of such event or condition shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which Lender actually notified Borrower of such event or condition.

          2.08 Funds Transfer Disbursements. (a) Borrower hereby authorizes Lender to disburse the proceeds of the Loan pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated by Borrower in a Transfer Authorizer Designation in the form of Exhibit C hereto. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower's name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender's confirmation to Borrower of such transfer.

          (b) Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iii) otherwise cause Lender to violate any applicable law or regulation.

          (c) Lender shall not be liable to Borrower or any other parties for
(i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender's control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

                                  ARTICLE III.
                                EXTENSION OPTION

          3.01 Extension Option. At the written request of Borrower made to Lender at least thirty (30) days prior to the Initial Maturity Date, the Maturity Date shall be extended to the one-year anniversary of the Initial Maturity Date (the "Extended Maturity Date") provided that the following conditions are satisfied:

          (a) no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the Initial Maturity Date;

          (b) all representations and warranties made by Borrower, the REIT, MHC Trust and T1000 Trust contained in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the Initial Maturity Date except to the extent they related to a specific date;

          (c) Lender shall have received Officer's Certificates of the REIT dated as of the Initial Maturity Date stating that the executive officer who is the signatory thereto, which officer shall be the chief executive officer or the chief financial officer of the REIT, has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT, MHC Trust, the Subsidiaries, and the Agreement Parties, and that (A) such review has not disclosed the existence as of the date of such Officer's Certificate, and that the signer does not have knowledge of the existence as of the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default and (B) all representations and warranties made by such entities contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the date of such Officer's Certificate except to the extent they relate to a specific date; and

          (d) on or before the Initial Maturity Date, Lender shall have received an extension fee in the amount of fifteen one-hundredths of one percent (0.15%) of the amount of the Facility.

                                   ARTICLE IV.
                               CONDITIONS TO LOANS

          4.01 Intentionally Omitted.

          4.02 Conditions Precedent to All Loans. The obligation of Lender to make any Loan requested to be made on any date shall be subject to satisfaction of each of the following conditions precedent on or before the applicable Funding Date:

          (a) Notice of Borrowing. Borrower shall have delivered to Lender a Notice of Borrowing in compliance with Section 2.01(b).

          (b) Representations and Warranties. All of the representations and warranties made by Borrower, the REIT, MHC Trust and T1000 Trust in this Agreement and in any other Loan Document (other than representations and warranties which speak only as of a different date) shall be true and correct in all material respects as of the applicable Funding Date, as though made on and as of such date.

          (c) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan and all of the financial covenants contained in Articles VIII and IX shall be satisfied.

          (d) No Material Adverse Change. No change shall have occurred which shall have a Material Adverse Effect.

          Each submission by Borrower to Lender of a Notice of Borrowing with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder shall constitute a representation and warranty by Borrower as of the applicable Funding Date that all conditions contained in this Section
4.02 have been satisfied.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

          5.01 Representations and Warranties as to Borrower. Borrower hereby represents and warrants to Lender as follows:

          (a) Organization; Partnership Powers. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Illinois, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect and (iii) has all requisite partnership power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) Ownership of Borrower. Schedule 5.01(c) sets forth the general partners of Borrower and their respective ownership percentages as of the date hereof. Except as set forth in the partnership agreement of Borrower, no partnership interests (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for partnership interests) of Borrower are subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. To

Borrower's knowledge, all of the partnership interests in Borrower have been issued in compliance with all applicable Requirements of Law.

          (d) No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or Certificate of Limited Partnership or other organizational documents, as the case may be, or the organizational documents of any Subsidiary of Borrower or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower or any of its Subsidiaries, or require termination of any such Contractual Obligation, the consequences of which conflict or breach or default or termination would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

          (e) Consents and Authorizations. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

          (f) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (g) Prior Financials. The Consolidated and Combined Balance Sheet as of March 31, 2006, the Consolidated and Combined Statement of Operations for the Quarter Ended March 31, 2006, and the Consolidated and Combined Statement of Cash Flows for the Quarter Ended March 31, 2006 of the REIT contained in the Form 10-Q Quarterly Report of the REIT as of March 31, 2006 (the "Pre-Closing Financials") delivered to Lender prior to the date hereof were prepared in accordance with GAAP in effect on the date such Pre-Closing Financials were prepared and fairly present the assets, liabilities and financial condition of the REIT, on a consolidated basis, at such date and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

          (h) Financial Statements; Projections and Forecasts. Each of the Financial Statements to be delivered to Lender pursuant to Sections 6.01(a) and
(b), (i) has been, or will be, as applicable, prepared in accordance with the books and records of the REIT, on a consolidated basis, and (ii) either fairly present, or will fairly present, as applicable, the financial condition of the REIT, on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Lender (A) has been, or will be, as applicable, prepared by the REIT and the REIT's financial personnel in light of the past business and performance of the REIT, on a consolidated basis and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of such personnel.

          (i) Litigation; Adverse Effects.

          (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries or any of their respective Properties, in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect; and

          (ii) Neither Borrower nor any of its Subsidiaries is (A) in violation of any Requirement of Law, which violation has a Material Adverse Effect, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect.

          (j) No Material Adverse Change. Since March 31, 2006, there has occurred no event which has a Material Adverse Effect.

          (k) Payment of Taxes. All material tax returns and material reports to be filed by Borrower or any of its Subsidiaries have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. Borrower has no knowledge of any proposed tax assessment against Borrower or any of its Subsidiaries that will have a Material Adverse Effect, which is not being actively contested in good faith by such Person.

          (l) Material Adverse Agreements. Neither Borrower nor any of its Subsidiaries is a party to or subject to any Contractual Obligation or other restriction contained in its partnership agreement, certificate of partnership, by-laws, or similar governing documents which has a Material Adverse Effect.

          (m) Performance. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect.

          (n) Federal Reserve Regulations. No part of the proceeds of the Loans hereunder will be used to purchase or carry any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U. No part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

          (o) Disclosure. Borrower has not intentionally or knowingly withheld any material fact from Lender in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower at the time such projections were made.

          (p) Requirements of Law. To Borrower's knowledge, Borrower and each of its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to them and their respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect.

          (q) Patents, Trademarks, Permits, Etc. Borrower and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of Borrower's or such Subsidiary's business as currently conducted, the absence of which would have a Material Adverse Effect. To Borrower's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by Borrower or such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, have a Material Adverse Effect.

          (r) Environmental Matters. To the knowledge of Borrower, except as would not have a Material Adverse Effect and except as set forth on Schedule 5.01(r), (i) the Property and operations of Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the Property or operations of Borrower or any of its Subsidiaries are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or from the violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect;
(iii) neither Borrower nor any of its Subsidiaries has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now, nor to Borrower's knowledge has there ever been, on or in the Property of Borrower or any of its Subsidiaries (except in compliance in all material respects with all applicable Environmental
Laws): (A) any underground storage tanks, (B) any asbestos-containing material,
(C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment, (D) any petroleum hydrocarbons or (E) any chlorinated or halogenated solvents; and (v) neither Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

          (s) ERISA. None of the REIT, Borrower or any Agreement Party is an "employee pension benefit plan" as defined in Section 3(2) of ERISA, an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37) of ERISA or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code. Except for a prohibited transaction arising solely because of Lender's breach of the covenant set forth in Section 12.23, none of the Obligations, any of the Loan Documents or the exercise of any of Lender's rights in connection therewith constitutes a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and the taxes and penalties imposed by
Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or otherwise results in Lender being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or will by itself result in Lender being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code. No assets of the REIT, Borrower or any Agreement Party constitute "assets" (within the meaning of 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          Each Borrower Plan is in compliance with ERISA and the applicable provisions of the Internal Revenue Code in all respects except where the failure to comply would not have a Material Adverse Effect. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and none of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates has knowledge of any threatened litigation or claims against the assets of any Borrower Plan or against any fiduciary of such Borrower Plan with respect to the operation of such Borrower Plan which could have a Material Adverse Effect. No liability to the PBGC has been, or is likely to be, incurred by Borrower, the REIT, any of the Subsidiaries or their ERISA Affiliates other than such liabilities which, in the aggregate, would not have a Material Adverse Effect. None of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates is now contributing to or has ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates have been covered by any Multiemployer Plan in respect of their employment by Borrower or such Subsidiary or such ERISA Affiliate. None of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or in a transaction subject to the prohibitions of
Section 406 of ERISA, in connection with any Benefit Plan or Welfare Plan which would subject Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates (after giving effect to any exemption) to the tax or penalty on prohibited transactions imposed by Section 4975 of the Internal Revenue Code,
Section 502 of ERISA or any other liability under ERISA which tax, penalty or other liability would have a Material Adverse Effect. None of the Benefit Plans subject to Title IV of ERISA has any material Unfunded Pension Liability as to which Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates is or may be liable, which liability would have a Material Adverse Effect.

          (t) Solvency. Borrower is and will be Solvent after giving effect to the disbursements of the Loans and the payment and accrual of all fees then payable hereunder.

          (u) Title to Assets; No Liens. Borrower has good, indefeasible and merchantable title to the Property owned or leased by it, and all such Property is free and clear of all Liens, except Permitted Liens and Liens permitted by
Section 8.01(b).

          (v) Use of Proceeds. Borrower's uses of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by

Borrower's partners) and such uses are consistent with all applicable laws and statutes and Section 7.01(i).

          (w) [intentionally omitted]

          (x) Tax Shelter Representation. Neither Borrower, MHC Trust, the REIT nor any Affiliate of any of the foregoing intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). If Borrower, or any other party to the Loans, determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loans, as required by such Treasury Regulation.

          5.02 Representations and Warranties as to the REIT. The REIT hereby represents and warrants to Lender as follows:

          (a) Organization; Corporate Powers. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by the REIT and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) No Conflict. The execution, delivery and performance by the REIT of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Articles or Certificate of Incorporation or by-laws, or other organizational documents, as the case may be, or the organizational documents of Borrower or any Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of the REIT, Borrower or any Subsidiary, or require termination of any such Contractual Obligation, the consequences of which conflict or breach or default or termination will have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any of its Property, or (iii) require any approval of the stockholders of the REIT.

          (d) Consents and Authorizations. The REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

          (e) Governmental Regulation. The REIT is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (f) Capitalization. To the REIT's knowledge, all of the capital stock of the REIT has been issued in compliance with all applicable Requirements of Law.

          (g) Litigation; Adverse Effects.

          (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to best of the REIT's knowledge, threatened against the REIT, any of its Subsidiaries or any of their respective Properties in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect; and

          (ii) Neither the REIT nor any of its Subsidiaries is (A) in violation of any applicable Requirement of Law, which violation has a Material Adverse Effect, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect.

          (h) Payment of Taxes. All tax returns and reports to be filed by the REIT or any of its Subsidiaries have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect. The REIT has no knowledge of any proposed tax assessment against the REIT or any of its Subsidiaries that would have a Material Adverse Effect, which is not being actively contested in good faith by the REIT or such Subsidiary.

          (i) Material Adverse Agreements. The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

          (j) Performance. Neither the REIT nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

          (k) Securities Activities. The REIT is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

          (l) Disclosure. The REIT has not intentionally or knowingly withheld any material fact from Lender in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT at the time such projections were made.

          (m) Requirements of Law. To the REIT's knowledge, the REIT and each of its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to them and their respective businesses, in each case, where the failure to so comply would have a Material Adverse Effect. After giving effect to all filings made simultaneously with the Closing Date, the REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents to which it is a party.

          (n) Patents, Trademarks, Permits, Etc. The REIT and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the REIT's or such Subsidiary's business as currently conducted, the absence of which would have a Material Adverse Effect. To the REIT's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the REIT or such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, have a Material Adverse Effect.

          (o) Environmental Matters. To the knowledge of the REIT, except as would not have a Material Adverse Effect and except as set forth on Schedule 5.01(r), (i) the Property and operations of the REIT and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the Property or operations of the REIT or any of its Subsidiaries are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or from the violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect;
(iii) neither the REIT nor any of its Subsidiaries has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now, nor to the REIT's knowledge has there ever been, on or in the Property of the REIT or any of its Subsidiaries (except in compliance in all material respects with all applicable Environmental
Laws): (A) any underground storage tanks, (B) any asbestos-containing material,
(C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment, (D) any petroleum hydrocarbons or (E) any chlorinated or halogenated solvents; and (v) neither the REIT nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

          (p) Solvency. The REIT is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable hereunder.

          (q) Status as a REIT. The REIT (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not recognized any material "net income from prohibited transactions" as defined in Section 857(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (r) [intentionally omitted]

          (s) Listing. The common stock of the REIT is and will continue to be listed for trading and traded on either the New York Stock Exchange or American Stock Exchange.

          (t) Tax Shelter Representation. Neither Borrower, MHC Trust, the REIT nor any Affiliate of any of the foregoing intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). If the REIT, or any other party to the Loans determines to take any action inconsistent with such intention, the REIT will promptly notify Lender thereof. If the REIT so notifies Lender, Borrower acknowledges that Lender may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loans as required by such Treasury Regulation.

          5.03 Representations and Warranties as to MHC Trust . MHC Trust hereby represents and warrants to Lender as follows:

          (a) Organization; Trust or Corporate Powers. MHC Trust (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (iii) has all requisite trust or corporate power and authority to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. MHC Trust has the requisite trust or corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the trustees of MHC Trust, and no other trust or corporate proceedings on the part of MHC Trust are necessary to consummate such transactions. Each of the Loan Documents to which MHC Trust is a party has been duly executed and delivered by MHC Trust and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) No Conflict. The execution, delivery and performance by MHC Trust of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Declaration of Trust or by-laws, or other organizational documents, as the case may be, or (ii) require any approval of the beneficiaries or shareholders of MHC Trust.

          (d) Consents and Authorizations. MHC Trust has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow MHC Trust to lawfully execute, deliver and perform its obligations under the Loan Documents to which MHC Trust is a party.

          (e) Governmental Regulation. MHC Trust is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (f) Material Adverse Agreements. MHC Trust is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

          (g) Securities Activities. MHC Trust is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

          (h) Disclosure. MHC Trust has not intentionally or knowingly withheld any material fact from Lender in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of MHC Trust's future performance such representations and warranties are made in good faith and to the best judgment of the officers of MHC Trust at the time such projections were made.

          (i) Solvency. MHC Trust is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable hereunder.

          (j) Status as a REIT. MHC Trust (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not recognized any material "net income from prohibited transactions" as defined in Section 856(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (k) [intentionally omitted]

          5.04 Representations and Warranties as to T1000 Trust. T1000 Trust hereby represents and warrants to Lender as follows:

          (a) Organization; Trust or Corporate Powers. T1000 Trust (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (iii) has all requisite trust or corporate power and authority to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. T1000 Trust has the requisite trust or corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the trustees of T1000 Trust, and no other trust or corporate proceedings on the part of T1000 Trust are necessary to consummate such transactions. Each of the Loan Documents to which T1000 Trust is a party has been duly executed and delivered by T1000 Trust and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) No Conflict. The execution, delivery and performance by T1000 Trust of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Declaration of Trust or by-laws, or other organizational documents, as the case may be, or (ii) require any approval of the beneficiaries or shareholders of T1000 Trust.

          (d) Consents and Authorizations. T1000 Trust has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow T1000 Trust to lawfully execute, deliver and perform its obligations under the Loan Documents to which T1000 Trust is a party.

          (e) Governmental Regulation. T1000 Trust is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (f) Material Adverse Agreements. T1000 Trust is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

          (g) Securities Activities. T1000 Trust is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

          (h) Disclosure. T1000 Trust has not intentionally or knowingly withheld any material fact from Lender in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of T1000 Trust's future performance such representations and warranties are made in good faith and to the best judgment of the officers of T1000 Trust at the time such projections were made.

          (i) Solvency. T1000 Trust is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable hereunder.

          (j) Status as a REIT. T1000 Trust (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not recognized any material "net income from prohibited transactions" as defined in Section 856(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (k) [intentionally omitted]

                                  ARTICLE VI.
                               REPORTING COVENANTS

          Borrower, MHC Trust, the REIT and T1000 Trust covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations and termination of this Agreement:

          6.01 Financial Statements and Other Financial and Operating Information. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP. Borrower shall deliver or cause to be delivered to Lender:

          (a) Quarterly Financial Statements Certified by CFO. As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter, except the last Fiscal Quarter of a Fiscal Year, consolidated balance sheets, statements of income and expenses and statements of cash flow (collectively, "Financial Statements") for the REIT, on a consolidated basis, in the form provided to the Commission on the REIT's Form 10-Q and certified by the REIT's chief financial officer.

          (b) Annual Financial Statements. Within one hundred and twenty (120) days after the close of each Fiscal Year, annual Financial Statements of the REIT, on a consolidated basis (in the form provided to the Commission on the REIT's Form 10-K), audited and certified without qualification by the Accountants.

          (c) Officer's Certificate of REIT. (i) Together with each delivery of any Financial Statement pursuant to clauses (a) and (b) above, an Officer's Certificate of the REIT, stating that (A) the executive officer who is the signatory thereto, which officer shall be the chief executive officer or the chief financial officer of the REIT, has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT, the Subsidiaries, and the Agreement Parties, during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto and (B) such Financial Statements have been prepared in accordance with the books and records of the REIT, on a consolidated basis, and fairly present the financial condition of the REIT, on a consolidated basis, at the date thereof (and, if applicable, subject to normal year-end adjustments) and the results of operations and cash flows, on a consolidated basis, for the period then ended; and (ii) together with each delivery pursuant to clauses (a) and (b) above, a compliance certificate demonstrating, in reasonable detail (which detail shall include actual calculations), compliance during and at the end of such accounting periods with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX.

          (d) Knowledge of Event of Default. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or (ii) of any condition or event which has a Material Adverse Effect, an Officer's Certificate of the REIT specifying the nature and period of existence of any such condition or event and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower, the REIT or the Agreement Party, as the case may be, has taken, is taking and proposes to take with respect thereto.

          (e) Litigation, Arbitration or Government Investigation. Promptly upon Borrower obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any Agreement Party, the REIT, any Subsidiary or any of their Property not previously disclosed in writing by Borrower to Lender pursuant to this Section 6.01(e), or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, in which, in either case, there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect, a notice thereof to Lender and such other information as may be reasonably available to it to enable Lender and its counsel to evaluate such matters.

          (f) Failure of the REIT or MHC Trust to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty-eight (48) hours after Borrower first has knowledge of (i) the REIT or MHC Trust failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT or MHC Trust causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT or MHC Trust to be subject to the taxes (other than a de minimus amount) imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto),
(iv) the REIT or MHC Trust failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the

Internal Revenue Code, or (v) any challenge by the IRS to the REIT's or MHC Trust's status as a real estate investment trust, a notice of any such occurrence or circumstance.

          (g) Management Reports. Upon and after the occurrence of an Event of Default, copies of any management reports prepared by the Accountants as soon as available.

          (h) Property Changes. Notice of any material acquisition, disposition, merger, or purchase by the REIT, MHC Trust, Borrower, any Subsidiary or any Agreement Party no later than ten (10) days after the consummation thereof, specifying the nature of the transaction in reasonable detail.

          (i) Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT, Borrower, any Subsidiary, or any Agreement Party with respect to the business, financial condition, operations, performance, or properties of Borrower, the REIT, any Subsidiary, or any Agreement Party, as Lender may, from time to time, reasonably request, including without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of management and leasing fees and overhead budgets, each in the form customarily prepared by the REIT, MHC Trust or Borrower. If Borrower fails to provide Lender with information requested from Borrower within the time periods provided for herein, or if no time periods are provided for, within ten (10) Business Days after Lender requests such information, and provided that Lender gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Lender to communicate with the Accountants and authorizes the Accountants to disclose to Lender any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such Accountants may have with respect to the financial condition, operations, properties, performance and prospects of Borrower, the REIT, any Subsidiary, or any Agreement Party. Concurrently therewith, Lender will notify Borrower of any such communication. At Lender's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.01(i);

provided that, to the extent that items required by this Section 6.01 are also required to be delivered to Lender as Agent under the Syndicated Revolving Credit Agreement, a single copy of such items delivered to Lender shall be deemed to satisfy both the requirements hereunder and thereunder.

          6.02 Press Releases; SEC Filings and Financial Statements. The REIT, MHC Trust, T1000 Trust and Borrower will deliver to Lender as soon as practicable after public release all press releases concerning the REIT, MHC Trust, T1000 Trust or Borrower. The REIT, MHC Trust and Borrower will deliver to Lender as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Lender as soon as available.

          6.03 Environmental Notices. Except for events or occurrences that will not result in a Material Adverse Effect, Borrower shall notify Lender, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's learning thereof, of any: (a) written notice or claim to the effect that Borrower, any Agreement Party, the REIT, or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower, any Agreement Party, the REIT, or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property of Borrower, any Agreement Party, the REIT, or any Subsidiary is subject to an Environmental Lien; (d) written notice of violation to Borrower, any Agreement Party, the REIT, or any REIT Subsidiary or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower, the REIT, any REIT Subsidiary or any Agreement Party; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by Borrower, the REIT, any Subsidiary or any Agreement Party of any Environmental Laws; or (f) written notice received directly from a Governmental Authority of any changes to any existing Environmental Laws.

          6.04 Qualifying Unencumbered Properties. Borrower may from time to time but no more frequently than quarterly deliver notice to Lender stating that Borrower intends to designate a Property to become a Qualifying Unencumbered Property. Such notice shall (i) set forth the name of such Property (or, if such Property has no name, such notice shall otherwise identify such Property), and
(ii) be accompanied by a statement of income, certified by the chief financial officer of the REIT, for each such Property for the then most recently completed Fiscal Quarter (or, if such statement of income is unavailable, a pro forma financial statement setting forth the Net Operating Income with respect to such Property for the then current Fiscal Quarter). If any such Property meets the requirements set forth in the definition of "Qualifying Unencumbered Properties" and Lender fails to deliver written notice to Borrower stating that Lender has disapproved the designation of such Property as a Qualifying Unencumbered Property (it being understood that such notice shall provide Borrower with information regarding why such designation was disapproved by Lender and that Lender will not unreasonably disapprove such designation) within twenty (20) days after receipt of such information by Lender, such Property shall become a Qualifying Unencumbered Property.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

          Borrower, MHC Trust, the REIT and T1000 Trust covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations and termination of this Agreement:

          7.01 With respect to Borrower:

          (a) Existence. Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its and their respective partnership, limited liability company, trust or corporate existence, as applicable, and preserve and keep in full force and effect its and their respective rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect. Borrower shall maintain its status as a limited partnership.

          (b) Qualification. Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its and their businesses require them to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect.

          (c) Compliance with Laws, Etc. Borrower shall, and shall cause each of its Subsidiaries to, (i) comply with all Requirements of Law and Contractual Obligations, and all restrictive covenants affecting Borrower and its Subsidiaries or their respective properties, performance, assets or operations, and (ii) obtain as needed all Permits necessary for its and their respective operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect or expose Lender to any material liability therefor.

          (d) Payment of Taxes and Claims. (a) Borrower shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or them or on any of its or their respective properties or assets or in respect of any of its or their respective franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which in such time periods would have a Material Adverse Effect, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of its or their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, the failure to make payment of which would have a Material Adverse Effect; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

          (e) Maintenance of Properties; Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its and their respective Property (personal and real) and will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case where the failure to so maintain, repair, renew or replace would have a Material Adverse Effect. Borrower shall, and shall cause each of its Subsidiaries to, maintain with insurance companies that have a Best Rating of "A- VII" or higher or other insurance companies reasonably acceptable to Lender that have similar financial resources and stability, which companies shall be qualified to do business in the states where such Property is located, the insurance policies and programs reasonably acceptable to Lender insuring all property and assets material to the operations of Borrower and each of its Subsidiaries against loss or damage by fire, theft, burglary, pilferage and loss in transit and business interruption, together with such other hazards as is reasonably consistent with prudent industry practice, and maintain liability insurance consistent with prudent industry practice with financially sound insurance companies qualified to do business in the states where such Property is located. The insurance policies shall provide that they cannot be terminated or materially modified unless Lender receives thirty (30) days prior written notice of said termination or modification. At Lender's reasonable request, Borrower shall furnish evidence of replacement costs, without cost to Lender, such as are regularly and ordinarily made by insurance companies to determine the then replacement cost of the improvements on any Property of Borrower or any of its Subsidiaries. In the event Borrower fails to cause insurance to be carried as aforesaid, Lender shall have the right (but not the obligation) to place and maintain insurance required to be maintained hereunder and treat the amounts expended therefor as additional Obligations, payable on demand; provided however, that Lender shall give Borrower five (5) days' prior notice of Lender's intent to place or maintain such insurance during which time Borrower shall have the opportunity to obtain such insurance. All of the insurance policies required hereunder shall be in form and substance reasonably satisfactory to Lender. Lender hereby agrees that Borrower may use blanket policies to satisfy the requirements of this Section 7.01(e), approves the issuer, form and content of all insurance policies currently carried by Borrower and agrees that such insurance satisfies the requirements of this Section 7.01(e). Furthermore, Lender agrees that it will not be unreasonable in exercising any right hereunder to require Borrower to modify, alter or supplement its insurance policies or coverage or in exercising any right it may have hereunder to approve any changes Borrower may hereafter make with respect to its insurance.

          (f) Inspection of Property; Books and Records. Borrower shall permit and shall cause each of the REIT, each Subsidiary, and each Agreement Party to, upon reasonable prior notice by Lender to Borrower, permit any authorized representative(s) designated by Lender to visit and inspect any of its properties including inspection of financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as Lender may reasonably request. In connection therewith, Borrower shall pay all reasonable expenses of the types described in
Section 12.01. Borrower shall keep, and shall cause each of, the REIT, each Subsidiary and each Agreement Party to keep proper books of record and account in conformity with GAAP, as modified and as otherwise required by this Agreement and applicable Requirements of Law.

          (g) Maintenance of Licenses, Permits, Etc. Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all licenses, permits, governmental approvals, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of their respective businesses, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect; and notify Lender in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such material license, permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right, except where the suspension, cancellation, revocation or discontinuance would not have a Material Adverse Effect.

          (h) Conduct of Business. Except for Permitted Holdings and other investments permitted under Section 8.01(c), Borrower shall engage only in the business of owning, operating, managing and developing Designated Use Properties and other business activities incidental thereto, whether directly or through its Subsidiaries.

          (i) Use of Proceeds. Borrower shall use the proceeds of the Loans only for predevelopment costs, development costs, acquisitions, working capital, equity investments, capital expenditures, repayment of Indebtedness, scheduled amortization payments on debt and general partnership and other purposes.

          (j) Further Assurance. Borrower shall take and shall cause its Subsidiaries and each Agreement Party to take all such further actions and execute all such further documents and instruments as Lender may at any time reasonably determine to be necessary or advisable to (i) correct any technical defect or technical error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof, and (ii) cause the execution, delivery and performance of the Loan Documents to be duly authorized.

          7.02 With respect to the REIT:

          (a) Existence. The REIT shall, and shall cause each of its Subsidiaries to, at all times maintain its and their respective partnership, trust or corporate existence, as applicable, and preserve and keep in full force and effect its and their respective rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect.

          (b) Qualification, Name. The REIT shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its and their businesses requires them to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect. The REIT will transact business solely in its or its Subsidiaries' own name.

          (c) Securities Law Compliance. The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly-held Securities.

          (d) Continued Status as a REIT; Prohibited Transactions. The REIT (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not recognize any material "net income from prohibited transactions" as defined in
Section 857(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) will do all acts necessary to continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

          (e) NYSE or ASE Listed Company. The REIT shall cause its common stock at all times to be listed for trading and be traded on the New York Stock Exchange or American Stock Exchange.

          (f) Compliance with Laws, Etc. The REIT shall, and shall cause each of its Subsidiaries to, (i) comply with all Requirements of Law and Contractual Obligations, and all restrictive covenants affecting the REIT and its Subsidiaries or their respective properties, performance, prospects, assets or operations, and (ii) obtain as needed all Permits necessary for its and their respective operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect.

          (g) Payment of Taxes and Claims. Subject to Section 7.02(d), the REIT shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or them or on any of its or their respective properties or assets or in respect of any of its or their respective franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which would have a Material Adverse Effect, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of its or their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, the failure to make payment of which would have a Material Adverse Effect; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

          (h) MHC Trust. The REIT shall cause MHC Trust to at all times (i) remain a Subsidiary of the REIT, (ii) remain controlled by the REIT and (iii) be the sole general partner of Borrower.

          7.03 With respect to MHC Trust:

          (a) Continued Status as a Real Estate Investment Trust; Prohibited Transactions. MHC Trust (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not recognize any material "net income from prohibited transactions" as defined in Section 857(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) will do all acts necessary to continue to be entitled to a dividends paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

                                 ARTICLE VIII.
                               NEGATIVE COVENANTS

          Borrower, MHC Trust, T1000 Trust and the REIT covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations and termination of this Agreement:

          8.01 With respect to Borrower:

          (a) Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Obligations; and the "Obligations" under the Syndicated Revolving Credit Agreement;

          (ii) guaranties of the obligations described in Section 8.01(a)(i);

          (iii) trade debt incurred in the normal course of business;

          (iv) intercompany Indebtedness (including, without limitation, amounts owing under intercompany leases) owing between Subsidiaries; and

          (v) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII or IX; provided, however, that (A) the Borrower shall not, and shall not permit any of its Subsidiaries to, guarantee or otherwise become or remain directly or indirectly liable with respect to the Indebtedness of any Investment Affiliate, and (B) Borrower shall not permit any Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Recourse Indebtedness in excess of Ten Million Dollars ($10,000,000) per Subsidiary at any time or Thirty Million Dollars ($30,000,000) in the aggregate for all Subsidiaries at any time.

          (b) Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except:

          (i) Permitted Liens; and

          (ii) Liens securing Indebtedness permitted to be incurred and remain outstanding pursuant to Section 8.01(a)(iv) and (v).

          (c) Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or own any Investment except:

          (i) Investments in cash and Cash Equivalents;

          (ii) Permitted Holdings;

          (iii) Investments in Subsidiaries and Investment Affiliates owned as of the Closing Date;

          (iv) Investments permitted pursuant to Section 8.01(e)(v).

          (v) Controlled Ownership Interests which do not constitute Non-Designated Use Property; and

          (vi) mortgage loans which do not constitute Non-Designated Use Property and which are either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or are accounted for as investments in real estate under GAAP.

          (d) Distributions and Dividends. None of Borrower, the REIT nor MHC Trust shall declare or make any dividend or other distribution on account of partnership interests in excess of ninety-five percent (95%) of Funds From Operations in any Fiscal Year; provided, however, that if an Event of Default under Section 10.01(a) shall have occurred, none of Borrower, the REIT nor MHC Trust shall declare or make any dividend or other distribution on account of partnership interests in excess of what is required for the REIT to maintain its status as a real estate investment trust as defined in Section 856 of the Internal Revenue Code.

          (e) Restrictions on Fundamental Changes. Except as provided in Section 8.01(e)(vi) below:

          (i) Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or discontinue its business.

          (ii) Borrower shall remain a limited partnership with MHC Trust as its sole general partner.

          (iii) Borrower shall not change its Fiscal Year.

          (iv) Except for Permitted Holdings and other Investments permitted under Section 8.01(c), Borrower shall not engage in any line of business other than ownership, operation, management and development of Designated Use Properties and the provision of services incidental thereto and the brokerage, purchase, and sale of manufactured home units, whether directly or through its Subsidiaries and Investment Affiliates.

          (v) Borrower shall not acquire by purchase or otherwise all or substantially all of the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person, unless after giving effect thereto, Borrower is in pro forma compliance with this Agreement.

          (vi) Notwithstanding the foregoing, or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: (1) transfers of securities issued by the REIT that are effected on the New York Stock Exchange or American Stock Exchange, (2) direct or indirect transfers of interests in any Subsidiary (the "Transferred Subsidiary") among Borrower, the REIT or any other Subsidiary, so long as the Transferred Subsidiary remains a Subsidiary after such transfer or transfers, (3) transfers or issuance of limited partnership interests in Borrower, provided that MHC Trust remains the sole general partner of Borrower, (4) the sale of less than $500,000 of preferred interests in MHC Trust and/or T1000 Trust to unrelated individuals to allow each of MHC Trust and T1000 Trust to have at least 100 shareholders and qualify as a real estate investment trust under the Internal Revenue Code, (5) the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity and (6) the dissolution of Subsidiaries in the ordinary course of business. At least fifteen (15) days prior to any transaction permitted under clause (5) above, Borrower shall provide Lender with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

          (f) ERISA. Neither Borrower nor the REIT shall, and neither shall permit any Subsidiary or any of their ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect:

          (i) Engage, or knowingly permit a Subsidiary or an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or
     Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

          (iii) Fail, or permit a Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Subsidiary to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect;

          (iv) Terminate, or permit an ERISA Affiliate of the REIT, Borrower or any Subsidiary to terminate, any Benefit Plan which would result in any liability of Borrower or a Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Subsidiary under Title IV of ERISA;

          (v) Fail, or permit any Subsidiary or ERISA Affiliate to fail to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect;

          (vi) Permit to exist any Termination Event;

          (vii) Make, or permit a Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Subsidiary to make, a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in liability to Borrower, a Subsidiary or any ERISA Affiliate of the REIT, Borrower or any Subsidiary which would have a Material Adverse Effect; or

          (viii) Permit the total Unfunded Pension Liabilities (using the actuarial assumptions utilized by the PBGC) for all Benefit Plans (other than Benefit Plans which have no Unfunded Pension Liabilities) to have a Material Adverse Effect.

None of the REIT, Borrower nor any Agreement Party shall use any "assets" (within the meaning of ERISA or Section 4975 of the Internal Revenue Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code to repay or secure the Obligations if the use of such assets may result in a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or in Lender being deemed in violation of Section 404 or 406 of ERISA or

Section 4975 of the Internal Revenue Code or otherwise by itself results in or will result in Lender being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975 (e) (2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code. Without limitation of any other provision of this Agreement, none of the REIT, Borrower or any Agreement Party shall assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of their respective interests or rights (direct or indirect) in any Loan Document, or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document to do any of the foregoing, nor shall the REIT, MHC Trust or Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of their respective rights or interests (direct or indirect) in any Agreement Party, Borrower or the REIT, as applicable, or attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Obligations, or the exercise of any of the Lender's rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code (unless Borrower furnishes to Lender a legal opinion reasonably satisfactory to Lender that the transaction is exempt from the prohibited transaction provisions of ERISA and the Internal Revenue Code (for this purpose, Lender agrees to supply Borrower all relevant non-confidential factual information reasonably necessary to such legal opinion and reasonably requested by Borrower)) or otherwise results in Lender being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or otherwise by itself would result in Lender being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          (g) Environmental Liabilities. Borrower shall not, and shall not permit any of its Subsidiaries to, become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, Borrower and its Subsidiaries shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) Borrower shall have given Lender prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject Borrower or such Subsidiary to any criminal penalty or subject Lender to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in imminent danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (h) Amendment of Constituent Documents. Borrower shall not permit any amendment of its limited partnership agreement, certificate of limited partnership or by-laws, if any, which would materially and adversely affect Lender or its rights and remedies under the Loan Documents.

          (i) Disposal of Interests. Except as permitted under Section 8.01(e)(vi)(4), Borrower will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any material portion of its partnership interests, stock or other ownership interests in any Subsidiary or other Person in which it has an interest unless Borrower has delivered to Lender a Compliance Certificate showing on a pro forma basis (calculated in a manner reasonably acceptable to Lender) that there would be no breach of any of the financial covenants contained in Articles VIII and XI after giving effect to such conveyance, sale, transfer, assignment, pledge, or other encumbrance or disposition.

          (j) Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of Borrowings and such use of proceeds.

          (k) Transactions with Affiliates. Borrower shall not and shall not permit any of its Subsidiaries to enter into, any transaction or series of related transactions with any Affiliate of Borrower, other than transactions in the ordinary course of business which are on terms and conditions substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary in an arms-length transaction with a Person other than an Affiliate.

          8.02 With respect to the REIT:

          (a) Indebtedness. The REIT shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Obligations; and the "Obligations" under the Syndicated Revolving Credit Agreement;

          (ii) guaranties of the obligations described in Section 8.02(a)(i);
     and

          (iii) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII or IX; provided, however, that (A) the REIT shall not, and shall not permit any of its Subsidiaries to, guarantee or otherwise become or remain directly or indirectly liable with respect to the Indebtedness of any Investment Affiliate, and (B) the REIT shall not permit any Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Recourse Indebtedness in excess of Ten Million Dollars ($10,000,000) per Subsidiary at any time or Thirty Million Dollars ($30,000,000) in the aggregate for all Subsidiaries at any time.

          (b) Liens. The REIT shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except:

          (i) Permitted Liens; and

          (ii) Liens securing Indebtedness permitted to be incurred and remain outstanding pursuant to Section 8.02(a)(ii) and (iii).

          (c) Restriction on Fundamental Changes. Except as provided in Section 8.02(c)(vi) below:

          (i) The REIT shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business.

          (ii) The REIT shall not change its Fiscal Year.

          (iii) The REIT shall not engage in any line of business other than owning interests in MHC Trust and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (iv) The REIT shall not have an Investment in any Person other than MHC Trust and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (v) The REIT shall not acquire an interest in any Property other than Securities issued by MHC Trust or Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (vi) Notwithstanding the foregoing or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: (1) transfers of securities issued by the REIT that are effected on the New York Stock Exchange or American Stock Exchange, (2) direct or indirect transfers of interests in any Subsidiary (the "Transferred Subsidiary") among Borrower, the REIT or any other Subsidiary, so long as the Transferred Subsidiary remains a Subsidiary after such transfer or transfers, (3) transfers or issuance of limited partnership interests in Borrower, provided that MHC Trust remains the sole general partner of Borrower, (4) the sale of less than $500,000 of preferred interests in MHC Trust and/or T1000 Trust to unrelated individuals to allow each of MHC Trust and T1000 Trust to have at least 100 shareholders and qualify as a real estate investment trust under the Internal Revenue Code, (5) the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity and (6) the dissolution of Subsidiaries in the ordinary course of business. At least fifteen (15) days prior to any transaction permitted under clause (5) above, the REIT shall provide Lender with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

          (d) Environmental Liabilities. The REIT shall not, and shall not permit any of its Subsidiaries to become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, the REIT and its Subsidiaries shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) the REIT shall have given Lender prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject the REIT or such Subsidiary to any criminal penalty or subject Lender to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in imminent danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (e) Amendment of Charter or By-Laws. The REIT shall not permit any amendment of its charter documents or by-laws, which would materially and adversely affect Lender or its rights and remedies under the Loan Documents.

          (f) Disposal of Partnership Interests. Except as permitted under
Section 8.02(c)(vi)(4) or as contemplated by Section 3.8 of Borrower's partnership agreement, the REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its interests in MHC Trust or Borrower.

          (g) Maximum Ownership Interests. No Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) (other than Samuel Zell) shall beneficially acquire ownership (within the meaning of Rule 13d-3 promulgated by the Commission under such Act), directly or indirectly, of more than fifteen percent (15%) of the Securities which have the right to elect the board of directors of the REIT under ordinary circumstances on a combined basis, after giving effect to the conversion of any Convertible Securities in the REIT, MHC Trust and Borrower.

          8.03 With respect to MHC Trust:

          (a) Restriction on Fundamental Changes. Except as provided in Section 8.03(a)(vi) below:

          (i) MHC Trust shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business.

          (ii) MHC Trust shall not change its Fiscal Year.

          (iii) MHC Trust shall not engage in any line of business other than owning partnership interests in Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (iv) MHC Trust shall not have an Investment in any Person other than Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (v) MHC Trust shall not acquire an interest in any Property other than Securities issued by Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (vi) Notwithstanding the foregoing or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: (1) transfers of securities issued by the REIT that are effected on the New York Stock Exchange or American Stock Exchange, (2) direct or indirect transfers of interests in any Subsidiary (the "Transferred Subsidiary") among Borrower, the REIT or any other Subsidiary, so long as the Transferred Subsidiary remains a Subsidiary after such transfer or transfers, (3) transfers or issuance of limited partnership interests in Borrower, provided that MHC Trust remains the sole general partner of Borrower, (4) the sale of less than $500,000 of preferred interests in MHC Trust and/or T1000 Trust to unrelated individuals to allow each of MHC Trust and T1000 Trust to have at least 100 shareholders and qualify as a real estate investment trust under the Internal Revenue Code, (5) the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity and (6) the dissolution of Subsidiaries in the ordinary course of business. At least fifteen (15) days prior to any transaction permitted under clause (5) above, MHC Trust shall provide Lender with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

          (b) Amendment of Charter or By-Laws. MHC Trust shall not permit any amendment of its charter documents or by-laws, which would materially and adversely affect Lender or its rights and remedies under the Loan Documents.

          (c) Disposal of Partnership Interests. Except as permitted under
Section 8.03(a)(vi)(4) of this Agreement or as contemplated by Section 3.8 of Borrower's partnership agreement, MHC Trust will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower.

          8.04 With respect to T1000 Trust. T1000 Trust shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business. Notwithstanding the foregoing or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of

Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity. At least fifteen (15) days prior to any transaction permitted under the immediately preceding sentence, T1000 Trust shall provide Lender with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

                                  ARTICLE IX.
                               FINANCIAL COVENANTS

          Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations and the termination of this Agreement:

          9.01 Total Liabilities to Gross Asset Value. Borrower shall not permit the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries to exceed 0.675:1.

          9.02 EBITDA to Fixed Charges Ratio. Borrower shall not permit the ratio of EBITDA for any twelve (12) calendar month period to Fixed Charges for such twelve (12) calendar month period to be less than 1.40:1.

          9.03 Unencumbered Net Operating Income to Unsecured Interest Expense. Borrower shall not permit the ratio of Unencumbered Net Operating Income for any Fiscal Quarter to Unsecured Interest Expense for such Fiscal Quarter to be less than 1.80:1.

          9.04 Unencumbered Pool. Borrower shall not permit the ratio of the Unencumbered Asset Value to outstanding Unsecured Debt to be less than 1.35:1.

          9.05 Minimum Net Worth. Borrower will maintain a Net Worth of not less than the Minimum Net Worth.

          9.06 Permitted Holdings. Borrower's primary business will be the ownership, operation, management and development of Designated Use Properties and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire, or maintain or engage in the Permitted Holdings if and so long as the aggregate value of such Permitted Holdings, whether held directly or indirectly by Borrower and its Subsidiaries, does not exceed, at any time, twenty percent (20%) of Gross Asset Value for Borrower as a whole. The value of the Permitted Holdings shall be calculated as follows: (i) the value of any Non-Designated Use Property (other than cash or Cash Equivalents) or any Designated Use Property Ownership Interest (other than a Controlled Ownership Interest) shall be calculated based upon its Adjusted Asset Value; (ii) the value of any Security issued by a real estate investment trust primarily engaged in the development, ownership, operation and management of Designated Use Properties shall be equal to the lesser of (A) the acquisition cost thereof or
(B) the current market value thereof (such market value to be determined in a manner reasonably acceptable to Lender); (iii) [intentionally deleted]; (iv) the value of any Designated Use Property Mortgage (other than mortgage indebtedness which is either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or accounted for as an investment in real estate under GAAP) shall be equal to the book value thereof; (v) the value of Development Activity by Borrower or any Subsidiary shall be equal to the full budgeted cost thereof; and
(vi) the value of any Development Activity by an Investment Affiliate shall be equal to the greater of (A) Borrower's pro rata share of the full budgeted cost thereof based upon its percentage of equity ownership, or (B) Borrower's pro rata share of the full budgeted cost thereof based upon Borrower's economic interest in the project (as determined by Borrower in a manner reasonably satisfactory to Lender).

          9.07 Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times. Calculations of such ratios for a "twelve (12) calendar month period" shall be made for the twelve (12) calendar month period ending on the last day of the applicable Fiscal Quarter.

                                   ARTICLE X.
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          10.01 Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) Failure to Make Payments When Due. (i) The failure to pay in full any amount due on the Termination Date; (ii) the failure to pay in full any principal when due; (iii) the failure to pay in full any interest owing hereunder or under any of the other Loan Documents within ten (10) days after the due date thereof and, unless Lender has previously delivered two (2) or more notices of payment default to Borrower during the term of this Agreement (in which event the following notice shall not be required), Lender shall have given Borrower written notice that Lender has not received such payment on or before the date such payment was required to be made and Borrower shall have failed to make such payment within five (5) days after receipt of such notice; or (iv) the failure to pay in full any other payment required hereunder or under any of the other Loan Documents, whether such payment is required to be made to Lender or to some other Person, within ten (10) days after Lender gives Borrower written notice that such payment is due and unpaid.

          (b) Dividends. Borrower, MHC Trust or the REIT shall breach the covenant set forth in Section 8.01(d).

          (c) Breach of Financial Covenants. Borrower shall fail to satisfy any covenant set forth in Article IX and such failure shall continue for forty (40) days after Borrower's knowledge thereof.

          (d) Other Defaults. Borrower, the REIT or any Agreement Party shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower, the REIT or any Agreement Party under this Agreement or under any of the other Loan Documents (other than as described in Section 7.01(e) or Sections 10.01(a), (b), (c), (e), (g) or (p)), and such failure shall continue for thirty (30) days after written notice from Lender to Borrower, the REIT or any Agreement Party (or (i) such lesser period of time as is mandated by applicable Requirements of Law or (ii) such longer period of time (but in no case more than ninety (90) days) as is reasonably required to cure such failure if Borrower, the REIT, or such

Agreement Party commences such cure within such ninety (90) days and diligently pursues the completion thereof).

          (e) Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower, the REIT or any Agreement Party to Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made and, with respect to any such representation or warranty not known by Borrower at the time made or deemed made to be false or misleading, the defect causing such representation or warranty to be false or misleading is not removed within thirty (30) days after written notice thereof from Lender to Borrower.

          (f) Default as to Other Indebtedness. Borrower, the REIT, any Subsidiary or any Investment Affiliate shall have defaulted under any Other Indebtedness of such party (other than Non-Recourse Indebtedness) and as a result thereof the holders of such Other Indebtedness shall have accelerated such Other Indebtedness (other than Non-Recourse Indebtedness), if the aggregate amount of such accelerated Other Indebtedness (to the extent of any recourse to Borrower, the REIT or any Subsidiary), together with the aggregate amount of any Other Indebtedness (other than Non-Recourse Indebtedness) of Borrower, the REIT, any Subsidiary or any Investment Affiliate which has theretofore been accelerated (to the extent of any recourse to Borrower, the REIT or any Subsidiary) is $10,000,000 or more.

          (g) Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) An involuntary case or other proceeding shall be commenced against the REIT, Borrower, any Subsidiary, or any Agreement Party and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of the REIT, Borrower, any Subsidiary, or any Agreement Party, as the case may be, in an involuntary case or other proceeding, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, the REIT, any Subsidiary, or any Agreement Party, or over all or a substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be entered, or an interim receiver, trustee or other custodian of the REIT, Borrower, any Subsidiary, or any Agreement Party, or of all or a substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

          (h) Voluntary Bankruptcy; Appointment of Receiver, etc. The REIT, Borrower, any Subsidiary, or any Agreement Party shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; the REIT, Borrower, any Subsidiary, or any Agreement Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner(s), trustees or Board of Directors (or any committee thereof), as applicable, of the REIT, Borrower, any Subsidiary, or any Agreement Party adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (i) Judgments and Attachments. (i) Any money judgments (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writs or warrants of attachment, or similar processes involving an aggregate amount in excess of $5,000,000 shall be entered or filed against the REIT, Borrower, any Subsidiary, or any Agreement Party or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against the REIT, Borrower, any Subsidiary, or any Agreement Party in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and such judgment or order would have a Material Adverse Effect.

          (j) Dissolution. Any order, judgment or decree shall be entered against the REIT, Borrower, or any Agreement Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT, Borrower, or any Agreement Party shall otherwise dissolve or cease to exist.

          (k) Loan Documents; Failure of Security or Subordination. Any Loan Document shall cease to be in full force and effect or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason or any guarantor under any guaranty of all or any portion of the Obligations shall at any time disavow or deny liability under such guaranty in writing.

          (l) ERISA Plan Assets. Any assets of Borrower, the REIT or any Agreement Party shall constitute "assets" (within the meaning of 29 C.F.R.
Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code or Borrower, the REIT or any Agreement Party shall be an "employee benefit plan" as defined in Section 3(3) of ERISA, a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37) of ERISA, or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code.

          (m) ERISA Prohibited Transaction. The Obligations, any of the Loan Documents or the exercise of any of Lender's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA).

          (n) ERISA Liabilities. (i) Any Termination Event occurs which will or is reasonably likely to subject Borrower, the REIT, any Subsidiary, any Agreement Party, any ERISA Affiliate thereof or any of them to a liability which Lender reasonably determines will have a Material Adverse Effect; (ii) the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of
Section 412(a) of the Internal Revenue Code and Lender reasonably determines that the business hardship upon which the Section 412(d) waiver request was based will or would reasonably be anticipated to subject Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to a liability which Lender reasonably determines will have a Material Adverse Effect; (iii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver shall not have been obtained in accordance with the applicable provisions of the Internal Revenue Code or ERISA which "accumulated funding deficiency" will or would reasonably be anticipated to subject Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to a liability which the Lender reasonably determines will have a Material Adverse Effect; (iv) Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall have engaged in a transaction which is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Lender reasonably determines will have a Material Adverse Effect; (v) Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, a Plan or a trust established under Title IV of ERISA which failure will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Lender reasonably determines will have a Material Adverse Effect; (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Benefit Plan must be terminated or have a trustee appointed to administer such Plan which condition will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Lender reasonably determines will have a Material Adverse Effect; (vii) a Lien shall be imposed on any assets of Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them in favor of the PBGC or a Plan which the Lender reasonably determines will have a Material Adverse Effect; (viii) Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall suffer a partial or complete withdrawal from a Multiemployer Plan or shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from a complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Lender reasonably determines will have a Material Adverse Effect; or (ix) a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to enforce Section 515 of ERISA which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any

Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Lender reasonably determines will have a Material Adverse Effect.

          (o) Solvency. Borrower, any Agreement Party or the REIT shall cease to be Solvent.

          (p) Board of Directors. During any 12-month period, individuals who were directors of the REIT on the first day of such period shall not constitute a majority of the board of directors of the REIT.

          (q) [INTENTIONALLY OMITTED.]

          (r) Syndicated Revolving Credit Agreement. An "Event of Default" as defined in the Syndicated Revolving Credit Agreement shall have occurred.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.05.

          10.02 Rights and Remedies.

          (a) Acceleration. Upon the occurrence of any Event of Default with respect to Borrower described in the foregoing Section 10.01(g) or 10.01(h), the obligation of Lender to make Loans hereunder shall thereupon automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all of the other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including without limitation valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lender to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Lender may by written notice to Borrower declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower, and the obligation of Lender to make any Loans hereunder shall thereupon terminate. Upon the occurrence of and during the continuance of an Event of Default, no Agreement Party shall be permitted to make any distributions or dividends without the prior written consent of Lender. Upon the occurrence of an Event of Default or an acceleration of the Obligations, Lender may exercise all or any portion of the rights and remedies set forth in the Loan Documents.

          (b) Access to Information. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Lender shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, any Subsidiary of Borrower, any Investment Affiliate, any Agreement Party, or any property of any of them, which is reasonably available to or obtainable by Borrower.

          (c) Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower.

          (d) Waivers, Amendments and Remedies. No delay or omission of Lender to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Lender until the Obligations have been paid in full and this Agreement has been terminated.

          10.03 Suspension of Lending. At any time during which an Unmatured Event of Default exists pursuant to Section 10.01(c) or Section 10.01(d) and is not cured (by improvement in the applicable financial measure by compliance with the applicable financial covenant in such 40-day period or as provided in
Section 10.01(d)), Borrower shall have no right to receive any additional Loans.

                                   ARTICLE XI.
                             [INTENTIONALLY DELETED]

                                  ARTICLE XII.
                                  MISCELLANEOUS

          12.01 Expenses

          (a) Generally. Borrower agrees, within thirty (30) days after receipt of a written notice from Lender, to pay or reimburse Lender for all of Lender's reasonable costs and expenses incurred by Lender at any time (whether prior to, on or after the date of this Agreement) in connection with: (A) the negotiation, preparation and execution of this Agreement and the other Loan Documents and any amendments or waivers with respect hereto requested by Borrower, including, without limitation, the reasonable fees, expenses and disbursements of Lender's outside counsel incurred in connection therewith; (B) the making of the Loans and (C) the collection or enforcement by Lender of any of the Obligations, including, without limitation, reasonable attorneys' fees and costs incurred in connection therewith.

          (b) After Event of Default. Borrower further agrees to pay, or reimburse Lender, for all reasonable costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Lender after the occurrence of an Event of Default (i) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any Agreement Party and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any such collateral; or
(vi) attempting to enforce or enforcing any rights under the Loan Documents.

          12.02 Indemnity

          (a) Generally. Borrower shall indemnify and defend Lender and its affiliates, participants, officers, directors, employees and agents (each an "Indemnitee") against, and shall hold each such Indemnitee harmless from, any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses (including reasonable attorneys' fees) which such Indemnitee may suffer or incur: (i) in connection with claims made by third parties against such Indemnitee for losses or damages suffered by such third party as a result of (A) such Indemnitee's performance of this Agreement or any of the other Loan Documents, including without limitation such Indemnitee's exercise or failure to exercise any rights, remedies or powers in connection with this Agreement or any of the other Loan Documents or (B) the failure by Borrower, the REIT or any Agreement Party to perform any of their respective obligations under this Agreement or any of the other Loan Documents as and when required hereby or thereby, including without limitation any failure of any representation or warranty of Borrower, the REIT or any Agreement Party to be true and correct; (ii) in connection with any claim or cause of action of any kind by any Person to the effect that such Indemnitee is in any way responsible or liable for any act or omission by Borrower, the REIT or any Agreement Party, whether on account of any theory of derivative liability or otherwise, (iii) in connection with the past, present or future environmental condition of any Property owned by Borrower, the REIT, Subsidiary or any Agreement Party, the presence of asbestos-containing materials at any such Property, the presence of Contaminants in groundwater at any such Property, or the Release or threatened Release of any Contaminant into the environment from any such Property; or (iv) in connection with any claim or cause of action of any kind by any Person which would have the effect of denying such Indemnitee the full benefit or protection of any provision of this Agreement or any of the other Loan Documents.

          (b) ERISA. Without limitation of the provisions of subsection (a) above, Borrower shall indemnify and hold each Indemnitee free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) such Indemnitee may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Internal Revenue Code necessary in such Indemnitee's reasonable judgment by reason of the inaccuracy of the representations and warranties set forth in the first paragraph of Section 5.01(s) or a breach of the provisions set forth in the last paragraph of Section 8.01(f).

          (c) Exceptions; Limitations. Notwithstanding anything to the contrary set forth in this Section 12.02, Borrower shall have no obligation to any Indemnitee hereunder with respect to (i) any intentional tort, fraud or act of gross negligence or bad faith which any Indemnitee is personally determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed, (ii) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents or (iii) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property and which would not have occurred if such Indemnitee had exercised reasonable care under the circumstances. In addition, the indemnification set forth in this Section 12.02 in favor of any officer, director, partner, employee or agent of Lender, shall be solely in their respective capacities as such officer, director, partner, employee or agent. Such indemnification in favor of any affiliate of Lender shall be solely in its capacity as the provider of services to Lender in connection with this Agreement, and such indemnification in favor of any participant of Lender shall be solely in its capacity as a participant in the Loans.

          (d) Payment; Survival. Borrower shall pay any amount owing under this
Section 12.02 within thirty (30) days after written demand therefor by the applicable Indemnitee together with reasonable supporting documentation therefor. The indemnity set forth in this Section 12.02 shall survive the payment of all amounts payable pursuant to, and secured by, this Agreement and the other Loan Documents. Payment by any Indemnitee shall not be a condition precedent to the obligations of Borrower under this Section 12.02. To the extent that any indemnification obligation set forth in this Section 12.02 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of the applicable indemnified matter.

          12.03 Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Lender pursuant to the terms hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the REIT, on a consolidated basis, shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Lender, to so reflect such change in accounting principles.

          12.04 Setoff. In addition to any Liens granted to Lender and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, with concurrent notice to Borrower, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by Lender solely to or for the credit or the account of Borrower against and on account of the Obligations of Borrower to Lender including but not limited to all Loans and all claims of any nature or description arising out of or connected with this Agreement or any of the other Loan Documents, irrespective of whether or not (a) Lender shall have made any demand hereunder or (b) Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article X and although said obligations and liabilities, or any of them, may be contingent or unmatured.

          12.05 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective without the written agreement of Lender and Borrower.

          12.06 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

          12.07 Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or if deposited in the United States mail (registered or certified, with postage prepaid and properly addressed) upon receipt or refusal to accept delivery. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.07) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          12.08 Survival of Warranties, Indemnities and Agreements. All agreements, representations, warranties and indemnities made or given herein or pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof.

          12.09 Failure or Indulgence Not Waiver; Remedies Cumulative. Except as otherwise expressly provided in this Agreement or any other Loan Document, no failure or delay on the part of Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          12.10 Marshalling; Recourse to Security; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrower makes a payment or payments to Lender or Lender exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

          12.11 Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          12.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          12.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

          12.14 Limitation of Liability. To the extent permitted by applicable law, no claim may be made by Borrower, MHC Trust, T1000 Trust, the REIT or any other Person against Lender, or its affiliates, directors, officers, employees, attorneys or agents of any of them, for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower, MHC Trust, T1000 Trust and the REIT hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          12.15 Successors and Assigns. After first obtaining the approval of Borrower, which approval will not be unreasonably withheld (and which approval shall not be required upon the occurrence and during the continuance of an Event of Default or for any assignment to an Affiliate of Lender), Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its commitments hereunder and the Loans owing to it). Borrower's rights or any interest therein hereunder, and Borrower's duties and obligations hereunder, shall not be assigned (whether directly, indirectly, by operation of law or otherwise) without the consent of Lender. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lender. The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee or transferee of the Loans and the commitment of Lender under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          12.16 Usury Limitation. Each Loan Document is expressly limited so that in no contingency or event whatsoever, whether by reason of error of fact or law, payment, prepayment or advancement of the proceeds of the Loans, acceleration of maturity of the unpaid principal balance of the Loans, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of money, including any fees or charges collected or made in connection with the Loans which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal laws or state laws (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable under such Loan Documents. If, from any circumstances whatsoever, fulfillment of any provision hereof or any of the other Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Lender shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Loan Documents and not to the payment of interest or, if necessary, to Borrower. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, this provision shall control every other provision of all Loan Documents.

          12.17 Confidentiality. Lender shall use reasonable efforts to assure that any information about Borrower, the REIT, MHC Trust, T1000 Trust, Subsidiaries and Investment Affiliates (and their respective Properties) not generally disclosed to the public which is furnished to Lender pursuant to the provisions of this Agreement or any of the other Loan Documents is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any other Person other than Lender and its affiliates, officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Obligations; provided, however, that nothing herein shall affect the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for Lender or to its accountants, (iii) to bank examiners and auditors, (iv) to any transferee or participant or prospective transferee or participant hereunder who agrees to be bound by this provision, (v) in connection with the enforcement of the rights of Lender under this Agreement and the other Loan Documents, or (vi) in connection with any litigation to which Lender is a party so long as Lender provides Borrower with prior written notice of the need for such disclosure and exercises reasonable efforts to obtain a protective order with respect to such information from the court or other tribunal before which such litigation is pending.

          12.18 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Waiver Of Permissive Counterclaims. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER, THE REIT, MHC TRUST OR T1000 TRUST WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER, THE REIT, MHC TRUST OR T1000 TRUST WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, THE REIT, MHC TRUST AND T1000 TRUST ACCEPT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER, THE REIT, MHC TRUST AND T1000 TRUST HEREBY DESIGNATE AND APPOINT ELLEN KELLEHER, ESQ., EQUITY LIFESTYLE PROPERTIES, INC., TWO

NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606, TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. SUCH APPOINTMENT SHALL BE REVOCABLE ONLY WITH LENDER'S PRIOR WRITTEN APPROVAL. BORROWER, THE REIT, MHC TRUST AND T1000 TRUST IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS RESPECTIVE NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. BORROWER, THE REIT, MHC TRUST, T1000 TRUST AND LENDER IRREVOCABLY WAIVE
(A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER, THE REIT, MHC TRUST OR T1000 TRUST IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER, THE REIT, MHC TRUST AND T1000 TRUST AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY LENDER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          12.19 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          12.20 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          12.21 Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender in connection herewith, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

          12.22 Lender's Action for Its Own Protection Only The authority herein conferred upon Lender, and any action taken by Lender, to inspect any Property will be exercised and taken by Lender for its own protection only and may not be relied upon by

Borrower for any purposes whatsoever, and Lender shall not be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Lender. Any review, investigation or inspection conducted by Lender, any consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to the Loans, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower required under this Agreement or any other facts, information or reports furnished to Lender by Borrower hereunder.

          12.23 Lender's ERISA Covenant. Lender hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of the Loans will constitute "assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code, and (b) that following such date Lender shall not allocate the Loans to an account of Lender if such allocation (i) by itself would cause the Loans to then constitute "assets" (within the meaning of 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code and (ii) by itself would cause the Loans to constitute a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or Lender being deemed in violation of Section 404 of ERISA.

          12.24 Pledge to Federal Reserve Bank.

          Notwithstanding anything to the contrary contained in this Agreement, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

          12.25 USA Patriot Act Notice; Compliance.

          The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower's name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An "account" for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

          12.26 Tax Shelter Regulations.

          None of Borrower, the REIT, MHC Trust, T1000 Trust nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). If Borrower, the REIT, MHC Trust, T1000 Trust or any subsidiary of any of the foregoing or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation
Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

          12.27 Document Delivery. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Lender has access (including a commercial, third-party website such as www.Edgar.com (http://www.Edgar.com) or a website sponsored or hosted by Lender or Borrower) provided that the foregoing shall not apply to notices to Lender pursuant to
Article II. Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures previously approved by it in writing for all or particular notices or communications. Documents delivered electronically in accordance with the provisions of this Section 12.27 shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Lender or Borrower posts such documents or the documents become available on a commercial website and Borrower notifies Lender of said posting and provides a link thereto, provided that, if such notice or other communication is not sent during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Section 6.01(c) to Lender and shall deliver paper copies of any documents to Lender if Lender requests such paper copies until a written request to cease delivering paper copies is given by Lender.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        "Borrower"

                                        MHC OPERATING LIMITED PARTNERSHIP,
                                        an Illinois limited partnership

                                        By: MHC Trust, a Maryland real estate
                                            investment trust, its General
                                            Partner

                                        By: Equity LifeStyle Properties, Inc., a
                                            Maryland corporation, its Sole
                                            Voting Shareholder


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        Two North Riverside Plaza, Suite 800
                                        Chicago, Illinois 60606
                                        Telecopy: 312/279-1710

                                        "REIT"

                                        EQUITY LIFESTYLE PROPERTIES, INC.,
                                        a Maryland corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        Two North Riverside Plaza, Suite 800
                                        Chicago, Illinois 60606
                                        Telecopy: 312/279-1710


                                        "MHC TRUST"

                                        MHC TRUST, a Maryland real estate
                                        investment trust


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        Two North Riverside Plaza, Suite 800
                                        Chicago, Illinois 60606
                                        Telecopy: 312/279-1710


                                        "T1000 TRUST"

                                        MHC T1000 Trust, a Maryland real estate
                                        investment trust


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        Two North Riverside Plaza, Suite 800
                                        Chicago, Illinois 60606
                                        Telecopy: 312/279-1710

                                        "Lender"

                                        WELLS FARGO BANK, N.A.,
                                        as Lender


                                        By:
                                            ------------------------------------
                                        Name: Scott S. Solis
                                        Title: Vice President

                                        Address:
                                        123 North Wacker Drive, Suite 1900
                                        Chicago, Illinois 60606
                                        Attn.: Scott S. Solis
                                        Telecopy: 312/782-0969

                                    EXHIBIT C

                         TRANSFER AUTHORIZER DESIGNATION
              (For Disbursement of Loan Proceeds by Funds Transfer)

[ ] NEW   [ ] REPLACE PREVIOUS DESIGNATION   [ ] ADD   [ ] CHANGE
[ ] DELETE LINE NUMBER _____

The following representatives of MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower") are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 100762 dated (DATE OF DOCUMENTS) among Wells Fargo Bank, National Association ("Bank"), Borrower and certain affiliates of borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

                                                                    MAXIMUM WIRE
                     NAME                           TITLE             AMOUNT(1)
     -----------------------------------   ----------------------   ------------
1.
2.
3.
4.
5.

                 BENEFICIARY BANK AND ACCOUNT HOLDER INFORMATION

1.
TRANSFER FUNDS TO (RECEIVING PARTY ACCOUNT NAME): ______________________________
RECEIVING PARTY ACCOUNT NUMBER: _______________
RECEIVING BANK NAME,                            RECEIVING BANK ROUTING
CITY AND STATE: _______________________________ (ABA) NUMBER ___________________
MAXIMUM TRANSFER AMOUNT: ______________________
FURTHER CREDIT INFORMATION/INSTRUCTIONS: _______________________________________

2.
TRANSFER FUNDS TO (RECEIVING PARTY ACCOUNT NAME): ______________________________
RECEIVING PARTY ACCOUNT NUMBER: _______________
RECEIVING BANK NAME,                            RECEIVING BANK ROUTING
CITY AND STATE: _______________________________ (ABA) NUMBER ___________________

MAXIMUM TRANSFER AMOUNT: ______________________
FURTHER CREDIT INFORMATION/INSTRUCTIONS: _______________________________________

3.
TRANSFER FUNDS TO (RECEIVING PARTY ACCOUNT NAME): ______________________________
RECEIVING PARTY ACCOUNT NUMBER: _______________
RECEIVING BANK NAME,                            RECEIVING BANK ROUTING
CITY AND STATE: _______________________________ (ABA) NUMBER ___________________
MAXIMUM TRANSFER AMOUNT: _____________________
FURTHER CREDIT INFORMATION/INSTRUCTIONS: _______________________________________

----------
(1)  Maximum Wire Amount may not exceed the Loan Amount.

Date: (DATE OF DOCUMENTS)

                                        "BORROWER"

                                        MHC OPERATING LIMITED PARTNERSHIP,
                                        AN ILLINOIS LIMITED PARTNERSHIP

                                        BY: MHC TRUST, A MARYLAND REAL ESTATE
                                            INVESTMENT TRUST, ITS GENERAL
                                            PARTNER


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                      C-2